Exhibit 4.1

EXECUTION VERSION

VIRGIN MEDIA SECURED FINANCE PLC,
as Issuer

VIRGIN MEDIA INC.,
as Parent

VIRGIN MEDIA FINANCE PLC,

as VM FinanceCo

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED,
as the Company

THE SUBSIDIARY GUARANTORS PARTIES HERETO,

U.S.$1,000,000,000 of 6.50% Senior Secured Notes due 2018

£875,000,000 of 7.00% Senior Secured Notes due 2018

INDENTURE

Dated as of January 19, 2010

THE BANK OF NEW YORK MELLON

as Trustee and Paying Agent

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Luxembourg Paying Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.03
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.03; 13.02; 13.05
(b)	N.A.
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*  This Cross Reference Table is not part of this Indenture.

i

EXHIBITS

v

INDENTURE, dated as of January 19, 2010, among Virgin Media Secured Finance PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), Virgin Media Inc., a Delaware corporation (“Parent”), Virgin Media Finance PLC, a public limited company incorporated under the laws of England and Wales (“VM FinanceCo”), Virgin Media Investment Holdings Limited, a limited company incorporated under the laws of England and Wales (the “Company”), certain subsidiaries of the Parent from time to time parties hereto (the “Subsidiary Guarantors”), the Bank of New York Mellon, as trustee (the “Trustee”) and paying agent (the “Paying Agent”) and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent (and together with the Paying Agent, the “Paying Agents”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of (a) the U.S. dollar-denominated 6.50% Senior Secured Notes due 2018 (the “Dollar Notes”) and (b) the pound sterling-denominated 7.00% Senior Secured Notes due 2018 (the “Sterling Notes”). The Dollar Notes and the Sterling Notes, collectively, are referred to herein as the “Notes.” Except as set forth in Section 3.07 or Article 9 hereof, all series of Notes will be treated as a single class.

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01           Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the applicable Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the respective Depositary therefor or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Dollar Notes or the Sterling Notes, as the case may be, sold in reliance on Rule 144A.

“2004 Indenture” means the indenture dated as of April 13, 2004, between VM FinanceCo, NTL Incorporated, Cable Communications Funding Corp., NTL (UK) Group, Inc., NTL Communications Limited, NTL Investment Holdings Limited and The Bank of New York as trustee.

“2006 Indenture” means the indenture dated as of July 25, 2006 between VM FinanceCo, NTL Incorporated, NTL:Telewest LLC, NTL Holdings Inc., NTL (UK) Group, Inc., NTL Communications Limited, NTL Investment Holdings Limited, The Bank of New York as trustee and paying agent and The Bank of New York (Luxembourg) S.A. as Luxembourg paying agent.

“2014 Notes” means the £375 million of 9.75% Senior Notes due 2014, the $425 million of 8.75% Senior Notes due 2014 and the €225 million of 8.75% Senior Notes due 2014 issued by VM FinanceCo pursuant to the 2004 Indenture.

“2014 Notes Repayment” means the date on which the 2014 Notes are repaid or otherwise defeased in full.

“Additional Assets” means:

(1)           any Property or assets (other than Indebtedness and Capital Stock) to be used by the Company, the Issuer or a Restricted Subsidiary;

(2)           the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company, the Issuer or another Restricted Subsidiary; or

(3)           Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Permitted Business.

“Additional Notes” means additional notes (other than the Initial Notes) of any series having identical terms and conditions to the Notes that may be issued from time to time under this Indenture in accordance with the terms hereof, including Sections 2.02 and 4.09 hereof.  Except as set forth in Section 3.07 or Article 9 hereof, any Additional Notes may be treated with the Notes as a single class and may vote on all matters with such Notes.

“Additional Subsidiary Guarantee” means the guarantee of the Notes by each Additional Subsidiary Guarantor.

“Additional Subsidiary Guarantor” means a Subsidiary Guarantor that is required to guarantee the Notes under Section 4.19 and Section 11.06 hereof.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Affiliate Guarantors” means CableTel West Riding Limited, a private limited company incorporated under the laws of England and Wales, ntl Glasgow Holdings Limited, a private limited company incorporated under the laws of England and Wales, ntl Kirklees Holdings Limited, a private limited company incorporated under the laws of England and Wales, ntl Kirklees, a private unlimited company incorporated under the laws of England and Wales, CableTel Scotland Limited, a private limited company incorporated under the laws of Scotland, and ntl Glasgow, a private unlimited company incorporated under the laws of Scotland, and any other Subsidiary of the Parent which provides a Note Guarantee following the Closing Date that is not a Subsidiary of the Company.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to a Note at any time, the greater of (1) 1.0% of the principal amount of such Note at such time and (2) the excess (to the extent positive) of (A) the present value at such time of (i) the redemption price of such Note at January 15, 2014 (such redemption price being described in the table appearing in Section 3.07(a) of this Indenture exclusive of any accrued and unpaid interest) plus (ii) any required interest payments due on such Note through January 15, 2014 (including any accrued and unpaid interest) computed using a discount rate equal to the Treasury Rate, in the case of the Dollar Notes and the Gilt Rate, in the case of the Sterling Notes, in each case plus 50 basis points, over (B) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary with respect thereto that apply to such transfer or exchange.

“Asset Disposition” means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions), including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of any shares of Capital Stock of the Company or a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary) or any assets of the Company or any Restricted Subsidiary other than:

(a)           a disposition to the Company, the Issuer or any Subsidiary Guarantor;

(b)           a disposition by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(c)           for purposes of Section 4.10 only, a disposition subject to Section 4.07 or a disposition of assets to a joint venture as part of a transaction that is a Permitted Investment;

(d)           any disposition permitted under Section 5.01;

(e)           a sale of Temporary Cash Investments in the ordinary course of business;

(f)            a disposition of inventory, consumer equipment, communications capacity and worn out or obsolete equipment or assets in the ordinary course of business;

(g)           issuance of Capital Stock by a Restricted Subsidiary to the Company, the Issuer or another Restricted Subsidiary;

(h)           any sale or other disposition of Receivables and Related Assets to a Receivables Subsidiary pursuant to or in connection with a Qualified Receivables Transaction;

(i)            any sale or disposition deemed to occur in connection with creating or granting a Permitted Lien;

(j)            any disposition of the Capital Stock or all or substantially all Property of any Unrestricted Subsidiary; provided, however, that such disposition shall include the concurrent transfer of all liabilities (contingent or otherwise) attributable to the Property being transferred; provided further, however, that such disposition shall not, after giving effect to any related agreements, result nor be likely to result in any material liability, tax or other adverse consequences to the Company or any Restricted Subsidiary;

(k)           the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other Property in the ordinary course of business which do not materially interfere with the business of the Company and the Restricted Subsidiaries;

(l)            assets or Capital Stock acquired in an acquisition which the Company, the Issuer or any Restricted Subsidiary sells within 6 months of such acquisition;

(m)          the disposition of any Interest Rate Agreements or Currency Agreements no longer required for the purposes for which any such agreement was originally entered into;

(n)           disposals of assets pursuant to Sale/Leaseback Transactions not constituting Indebtedness where the aggregate Fair Market Value of any assets disposed of in reliance on this paragraph (n) does not, together with the aggregate principal amount of all outstanding Indebtedness incurred under Section 4.09(b)(7) exceed £150 million (or its equivalent in other currencies) in any financial year of the Company and any disposals of assets pursuant to Sale/Leaseback Transactions constituting Indebtedness to the extent such Indebtedness is otherwise permitted under this Indenture;

(o)           disposals of non-core assets acquired in connection with any acquisition permitted pursuant to the terms of this Indenture;

(p)           any disposals constituted by licenses of intellectual property rights;

(q)           any disposals in connection with a Content Transaction;

(r)            (i) any disposal of assets made pursuant to the establishment of a Permitted Joint Venture or (ii) any disposal of assets to a Permitted Joint Venture which is otherwise permitted hereunder and in relation to which the requirements of Section 4.10(a)(1) are satisfied;

(s)           foreclosure on assets;

(t)            surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(u)           any disposition of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company or any Restricted Subsidiary to such Person; provided, however, that (A) if the outsourcing relates to non-core business activities, the Company shall provide an Officer’s Certificate and (B) if the outsourcing relates to core business activities, the Board of Directors shall certify, in either case, that in the opinion of the Officer or the Board of Directors, as applicable, the outsourcing transaction will be economically beneficial to the Company and the Restricted Subsidiaries (considered as a whole) and that the costs of such outsourcing are fair; provided further, however, that the Fair Market Value of the assets disposed of, when taken together with all other dispositions made pursuant to this clause (u), do not exceed 5% of Total Assets; or

(v)           a disposition of Capital Stock or assets in a transaction or series of related transactions with an aggregate Fair Market Value of less than £30 million.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate reasonably determined in good faith by a responsible financial or accounting officer of the Issuer to be the interest rate implicit in such Sale/Leaseback Transaction in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1)           the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(2)           the sum of all such payments.

“Bank Indebtedness” means any and all amounts payable under or in respect of an agreement, instrument or other document relating to a Credit Facility (including security documents, fee letters and intercreditor agreements or deeds related thereto), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Person liable thereunder whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof, and any and all Refinancing Indebtedness Incurred in respect of any such amount (including amounts in respect of Refinancing Indebtedness), whether Incurred under or in respect of an agreement relating to a Credit Facility or otherwise.

“Bankruptcy Law” means (a) the U.K. Insolvency Act 1986 or any other bankruptcy, insolvency, liquidation or similar laws of general application and (b) the United States Bankruptcy Code of 1978 or any similar U.S. federal or state law for the relief of debtors.

“BBC Guarantees” means the guarantees required to be given by certain Restricted Subsidiaries in favor of BBC Worldwide Limited pursuant to the shareholder agreements relating to the UKTV Joint Ventures.

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of the Board of Directors of the Issuer or with respect to clause (2) of the definition of “Change of Control,” the Board of Directors of Parent or the Company.

“Business Day” means each day which is not a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York or London, England.

“Business Division Transaction” means any creation or participation in any joint venture with respect to any assets, undertakings and/or businesses of the Company and the Restricted Subsidiaries which comprise all or part of the ntl:Telewest business division (or its predecessor or successors), to or with any other entity or person whether or not the Company or any of the Restricted Subsidiaries, excluding the contribution to (but not the use by) any joint venture of the backbone assets utilized by the Company and the Restricted Subsidiaries and excluding any Subsidiary included in or owned by the ntl:Telewest business division but not engaged in the business of that division.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

“Change of Control” means the occurrence of any of the following events:

(1)           any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), except Parent or any Wholly-Owned Subsidiary of Parent in the case of Voting Stock of the Company, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Parent, the Company or the Issuer (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of an entity held by any other entity (the “parent entity”), if such other person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity);

(2)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent, the Company or the Issuer, as the case may be (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of such company was approved by a vote of a majority of the directors of such company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent, the Company or the Issuer, as the case may be, then in office;

(3)           the adoption of a plan relating to the liquidation or dissolution of Parent, the Company or the Issuer; or

(4)           the merger or consolidation of Parent, any other Virgin Media Holding Company, the Company or the Issuer with or into another Person (other than Parent, any other Virgin Media Holding Company, the Company or the Issuer or any other Wholly Owned Subsidiary of Parent) or the merger of another Person (other than Parent, any Virgin Media Holding Company, the Company, the Issuer or any other Wholly Owned Subsidiary of Parent) with or into Parent, any Virgin Media Holding Company, the Company or the Issuer or the sale of all or substantially all the assets of Parent, any Virgin Media Holding Company, the Company or the Issuer to another Person (other than Parent, any Virgin Media Holding Company, the Company, the Issuer or any other Wholly Owned Subsidiary of Parent), and, in the case of any such merger or consolidation, the securities of Parent, any Virgin Media Holding Company, the Company or the Issuer that are outstanding immediately prior to such transaction are changed into or exchanged for cash, securities or Property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred if a Virgin Media Holding Company that is not then a Subsidiary of Parent becomes the ultimate parent of the Company and, if such Virgin Media Holding Company had been Parent, no Change of Control would have otherwise occurred; provided, however, that such Virgin Media Holding Company guarantees the Notes on a senior basis.

“Clearstream” means Clearstream Banking, S.A.

“close of business” shall mean 5:00 p.m. New York City time.

“Closing Date” means January 19, 2010.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Notes, the VM FinanceCo Guarantee (subject to the completion of the 2014 Notes Repayment), the Note Guarantee by the Company and the Subsidiary Guarantees pursuant to the Collateral Documents.

“Collateral Documents” means the mortgages, deeds of trust, deeds to secure debt, security agreements, security trust agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to this Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Security Trustee for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.

“Common Depositary” means The Bank of New York Mellon as common depositary for Euroclear and Clearstream as depositary for the Sterling Global Notes, together with its successors in such capacity.

“Company” has the meaning assigned to it in the preamble to this Indenture.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and the Restricted Subsidiaries on a Consolidated basis including, without duplication:

(1)           interest expense attributable to Purchase Money Indebtedness and Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction,

(2)           amortization of debt discount and debt issuance costs,

(3)           capitalized interest and interest paid in the form of additional Indebtedness,

(4)           cash or non-cash interest expense,

(5)           commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing,

(6)           interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by, or secured by a Lien on the assets of, the Issuer or any Restricted Subsidiary,

(7)           net costs associated with Hedging Obligations (including amortization of fees),

(8)           dividends in respect of all Disqualified Stock of the Company and all Preferred Stock of any of the Subsidiaries of the Company, to the extent held by Persons other than the Issuer or a Wholly Owned Subsidiary of the Company,

(9)           interest Incurred in connection with Investments in discontinued operations and

(10)         the cash contributions to any employee share ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” means, for any period, the Consolidated net income (loss) of the Company and the Restricted Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(1)           any net income (or loss) of any Person (other than the Company or a Restricted Subsidiary) if such Person is not a Subsidiary, or is an Unrestricted Subsidiary, except that, subject to the limitations contained in clause (4) below, the Company’s or any Restricted Subsidiary’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or Temporary Cash Investments distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other similar distribution or return;

(2)           any net income (or loss) of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer (other than any restriction permitted under clause (A), (C) (solely to the extent relating to clause (A)), (H) or (J) (to the extent that assets of the joint ventures subject to such restriction do not exceed 2.5% of Total Assets) of Section 4.08(b)), except that, subject to the limitations contained in clause (4) below, the Company’s  or any Restricted Subsidiary’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or Temporary Cash Investments distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other similar distribution;

(3)           any gain (or loss) realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any Sale/Leaseback Transaction) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person, in each case, that is not sold or otherwise disposed of in the ordinary course of business;

(4)           any item classified as a restructuring, extraordinary, unusual, non-recurring or other non-operating gain or loss, including the costs of, and accounting for, financial instruments;

(5)           any impairment loss of the Company or the Restricted Subsidiaries relating to goodwill or other intangible assets;

(6)           the cumulative effect of a change in accounting principles;

(7)           all deferred financing costs written off in connection with the early extinguishment of Indebtedness, net of taxes;

(8)           any foreign currency transaction or translation gains or losses, net of taxes; and

(9)           any premium, penalty or fee paid in relation to any repayment, prepayment, redemption or purchase of any Indebtedness.

Notwithstanding the foregoing, for the purpose of Section 4.07 only, there shall be excluded from Consolidated Net Income any repurchases, repayments, redemptions or releases of Investments, proceeds realized on the sale or liquidation of Investments, and dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such amounts increase the amount of Restricted Payments permitted under Section 4.07 pursuant to clauses (C)(iv) of paragraph (a) thereof.

“Consolidation” means the consolidation of the accounts of each of the Restricted Subsidiaries (excluding the Affiliate Guarantors) with those of the Company in accordance with GAAP consistently applied and together with the accounts of the Affiliate Guarantors on a combined basis (including eliminations of intercompany transactions and balances, as appropriate); provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.

“Content” means any rights to broadcast, transmit, distribute or otherwise make available for viewing, exhibition or reception (whether in analogue or digital format and whether as a channel or an internet service, a teletext-type service, an interactive service, or an enhanced television service or any part of any of the foregoing, or on a pay-per-view basis, or near video-on-demand, or video-on-demand basis or otherwise) any one or more of audio and/or visual images, audio content, or interactive content (including hyperlinks, re-purposed web-site content, database content plus associated templates, formatting information and other data including any interactive applications or functionality), text, data, graphics, or other content, by means of any means of distribution, transmission or delivery system or technology (whether now known or herein after invented).

“Content Business” means the business of the Company and the Restricted Subsidiaries consisting of ownership or licensing of Content.

“Content Transaction” means any sale, transfer, demerger, contribution, spin-off or distribution of, any creation or participation in any joint venture and/or entering into any other transaction or taking any action with respect to, in each case, any assets, undertakings and/or businesses of the Company and the Restricted Subsidiaries which comprise all or part of the Content Business, to or with any other entity or person whether or not the Company or any of the Restricted Subsidiaries.

“Convertible Senior Notes” means the $1,000,000,000 of 6.50% Convertible Senior Notes due 2016 issued pursuant to an indenture dated as of April 16, 2008 between the Parent and the Bank of New York, as trustee.

“Credit Facility” means any debt facility or commercial paper facility (including the Existing Credit Facility) or ancillary facility, in each case with a lender or a syndicate of commercial bank lenders or other financial institutions, providing for revolving credit loans, term loans, receivables financing or letters of credit, in each case, as amended, restated, refunded, renewed, replaced or Refinanced in whole or in part from time to time by a lender or a syndicate of commercial bank lenders or other financial institutions.

“Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

“Custodian” means

(a)           in the case of any Dollar Global Note held through DTC, the Trustee, as custodian for DTC with respect to such Global Note, and

(b)           in the case of any Sterling Global Note held through Euroclear or Clearstream, the Common Depositary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend or the “Schedule of Exchanges of Interests in the Global Note” attached hereto.

“Depositary” means, with respect to any Global Note, the Person specified in Section 2.03 hereof as the Depositary with respect to such Global Note or any successor thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company, the Issuer or any Restricted Subsidiary in connection with an Asset Disposition that is so designated pursuant to an Officer’s Certificate, setting forth the basis of such valuation. The aggregate Fair Market Value of the Designated Non-Cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-Cash Consideration then held by the Company, the Issuer or any Restricted Subsidiary, may not exceed the greater of (x) £250 million in the aggregate or (y) 1.00% of Total Assets, at the time of the receipt of the Designated Non-Cash Consideration (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1)           matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)           is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable); or

(3)           is redeemable or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable at the option of the holder thereof, in whole or in part, in the case of each of clauses (1), (2) and (3), on or prior to 180 days following the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to 180 days following the Stated Maturity of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.10 and 4.15.

“Dollar Equivalent” means with respect to any monetary amount in pounds sterling, at any time for the determination thereof, the amount of U.S. Dollars obtained by converting the pounds sterling involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with pounds sterling as published under the “Currencies” section of the homepage of the Wall Street Journal (http:/www.online.wsj.com) on the date two Business Days prior to such determination.

“Dollar Global Note” means a Global Note representing Dollar Notes.

“Dollar Notes” means the U.S. dollar denominated 6.50% Senior Secured Notes due 2018 of the Issuer.

“EBITDA” for any period means the Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income of the Company and the Restricted Subsidiaries:

(1)           income tax expense;

(2)           Consolidated Interest Expense;

(3)           depreciation expense;

(4)           amortization expense (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

(5)           all other non-cash charges (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income (excluding any such non-cash item of income to the extent it will result in receipt of cash payments in any future period);

(6)           other cash charges for professional fees and services incurred in connection with the planning, negotiating, documenting or other activities related to a proposed financing, acquisition or disposition transaction involving a Permitted Business if such transaction is abandoned;

(7)           the amount of minority interest expense deducted in calculating Consolidated Net Income;

(8)           the amount of any restructuring charge deducted for such period in calculating Consolidated Net Income;

(9)           recapitalization items, net;

(10)         share of income or loss on equity Investments; and

(11)         asset impairments,

in each case for such period.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and, except for Affiliate Guarantors, only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed, directly or indirectly, to the Company by such Restricted Subsidiary without breaching or violating a restriction, directly or indirectly, applicable to such Restricted Subsidiary (disregarding for this purpose any restriction permitted under clause (A), (C) (solely to the extent relating to clause (A)) or (H) of Section 4.08(b)).

“Enforcement Control Event” shall have the meaning ascribed thereto in the Group Intercreditor Deed.

“Equity Offering” means a public or private sale for cash of Capital Stock that is a sale of Capital Stock of the Company or any Virgin Media Holding Company (not including convertible debt or other equity-linked securities or purchases of Capital Stock of the Company or any Virgin Media Holding Company funded by a sale of debt, convertible debt or other equity-linked securities of the Company or any Virgin Media Holding Company).

“Euroclear” means Euroclear Bank S.A./N.V.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means any Notes issued in an Exchange Offer pursuant to Section 2.06(f) hereof. References to the “Notes” in this Indenture shall include any Exchange Notes and any Private Exchange Notes issued hereunder.

“Exchange Offer” has the meaning set forth in any Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in any Registration Rights Agreement.

“Excluded Assets” means any of the following:

(1)           any Rule 3-16 Excluded Collateral;

(2)           any assets securing Purchase Money Indebtedness and Capitalized Lease Obligations;

(3)           any assets secured pursuant to clauses (9), (10), (13) (with respect to clauses (9) and (10) only), (17), (20) or (21) of the definition of “Permitted Liens”;

(4)           any interest in any Excluded Subsidiary, any non-recourse special purpose vehicles or any joint venture; and

(5)           any assets that are expressly excluded from the collateral securing the Existing Credit Facility or any Pari Passu Lien Obligations outstanding from time to time.

“Excluded Subsidiary” means:

(1)           any Subsidiary of the Company which is a dormant subsidiary;

(2)           Flextech Interactive Limited;

(3)           Fawnspring Limited; and

(4)           NTL South Herts and its Subsidiaries, until such time as NTL South Herts becomes a wholly-owned Subsidiary of the Company.

“Existing Credit Facility” means the Senior Facilities Agreement dated March 3, 2006 between Virgin Media Inc. as Ultimate Parent and the other parties thereto, as the same may be amended, modified, supplemented, extended or replaced from time to time, in each case in accordance with the terms of this Indenture.

“Existing Notes” means (i) the 2014 Notes, (ii) the $550 million of 9.125% Senior Notes due 2016 issued by VM FinanceCo pursuant to the 2006 Indenture (iii) the $1.35 billion of 9.50% Senior Notes due 2016 and the €180 million of 9.50% Senior Notes due 2016 issued by VM FinanceCo pursuant to the June 2009 Indenture, and (iii) the $600 million of 8.375% Senior Notes due 2019 and the £350 million of 8.875% Senior Notes due 2019 issued by VM FinanceCo pursuant to the November 2009 Indenture.

“Fair Market Value” means, with respect to any asset or Property, the price which could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“Fawnspring Limited” refers to ntl Fawnspring Limited a private limited company incorporated under the laws of England and Wales.

“Fitch” means Fitch Ratings or any successor to its rating business.

“Flextech Interactive Limited” refers to Flextech Interactive Limited a private limited company incorporated under the laws of England and Wales.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Closing Date. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect at the Closing Date.

“Gilt Rate” means, as of any redemption date, the yield to maturity as of such redemption date of UK Government Obligations with a fixed maturity (as compiled by the Office for National Statistics and published in the most recent Financial Statistics that have become publicly available at least two Business Days in London prior to such redemption date (or, if such Financial Statistics are no longer published, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from such redemption date to January 15, 2014; provided, however, that if the period from such redemption date to January 15, 2014 is not equal to the fixed maturity of UK Government Obligations for which a yield is given, the Gilt Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of UK Government Obligations for which such yields are given, except that if the period from such redemption date to January 15, 2014 is less than one year, the weekly average yield on actually traded UK Government Obligations denominated in pounds sterling adjusted to a fixed maturity of one year shall be used.

“Global Notes” means, individually and collectively, the Global Notes, substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchange of Interests in the Global Note” attached thereto) issued in accordance with Section 2.01 or 2.06 hereof.

“Global Note Legend” means the legend set forth in Section 2.06(f), which is required to be placed on all Global Notes issued under this Indenture.

“Group Intercreditor Deed” means the Group Intercreditor Deed originally entered into on March 3, 2006 between Deutsche Bank AG London Branch as Facility Agent and Security Trustee, the Original Borrowers, the Original Guarantors, the Senior Lenders, the Lessors, the Lessees, the Hedge Counterparties, the Lessor’s Agent, the Intergroup Debtors and the Intergroup Creditors (each as defined therein) as the same may be amended, modified, supplemented, extended or replaced from time to time.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)           to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)           entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or (ii) a contractual commitment by a Person to make an Investment in another Person so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (1) or (2) of the definition of “Permitted Investment.”  The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or any Currency Agreement.

“High Yield Intercreditor Deed” means the High Yield Intercreditor Deed first entered into among the Issuer, the Company, Credit Suisse First Boston, The Bank of New York and the senior lenders party thereto, on April 13, 2004, as the same may be amended, modified, supplemented, extended or replaced from time to time, in each case in accordance with the terms of this Indenture, including by the accession of the Trustee thereto.

“Holder” means each Person in whose name the Notes are registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

Solely for purposes of determining compliance with Section 4.09, the following will not be deemed to be the Incurrence of Indebtedness: (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security; (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness; and (4) a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1)           the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)           the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than loan notes or similar instruments issued solely by way of consideration for the acquisition of assets in order to defer capital gains or equivalent taxes where such loan notes or similar instruments are not issued for the purpose of financing but are issued for tax purposes);

(3)           all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto), other than reimbursement obligations with respect to letters of credit securing obligations (other than obligations described in (1), (2) and (5) of this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon such drawing is reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment of the letter of credit;

(4)           all obligations of such Person to pay the deferred and unpaid purchase price of Property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such Property in service or taking delivery and title thereto or the completion of such services and whose primary purpose is for financing;

(5)           all Capitalized Lease Obligations and all Attributable Debt of such Person;

(6)           the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)           all obligations referred to in other clauses of this definition of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of: (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

(8)           Hedging Obligations of such Person; and

(9)           all obligations of the type referred to in clauses (1) through (8) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date as determined in accordance with GAAP. The amount of Indebtedness under Hedging Obligations of a Person will be calculated by reference to the net liability of such Person thereunder (as determined in accordance with GAAP as of the date of the most recent financial statements distributed to Holders under Section 4.03).

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking, financial advisory, valuation or accounting firm of international standing or any third-party appraiser of international standing; provided that such firm or appraiser is not an Affiliate of the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $1,000,000,000 aggregate principal amount of Dollar Notes and the £875,000,000 aggregate principal amount of Sterling Notes, as the case may be, issued under this Indenture on the date hereof.

“Initial Purchasers” means in respect of (i) the Dollar Notes, J.P. Morgan Securities Inc., Goldman, Sachs & Co., BNP Paribas, CALYON, Credit Suisse Securities (Europe) Limited, Deutsche Bank Securities Inc., GE Capital Markets, Inc., HSBC Securities (USA) Inc., Lloyds TSB Bank plc, The Royal Bank of Scotland plc, UBS Securities LLC, Barclays Capital Inc., Merrill Lynch International and Citigroup Global Markets Limited and (ii) in respect of the Sterling Notes, J.P. Morgan Securities Ltd., Goldman, Sachs & Co., BNP Paribas, CALYON, Credit Suisse Securities (Europe) Limited, Deutsche Bank AG, London Branch, GE Corporate Finance Bank SAS, HSBC Bank plc, Lloyds TSB Bank plc, The Royal Bank of Scotland plc, UBS Limited, Barclays Bank PLC, Merrill Lynch International and Citigroup Global Markets Limited and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes on the Closing Date and any similar purchase agreement in connection with any Additional Notes.

“Intercreditor Deeds” means the High Yield Intercreditor Deed and the Group Intercreditor Deed.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Intra-Group Services” means:

(1)           the sale of programming or other Content by the Parent or any of its Subsidiaries to the Company or any Restricted Subsidiary on arms’ length terms;

(2)           the lease or sublease of office space, other premises or equipment on arms’ length terms by the Company or the Restricted Subsidiaries to the Parent or any of its Subsidiaries or by the Parent or any of its Subsidiaries to the Company or the Restricted Subsidiaries;

(3)           the provision or receipt of other services, facilities or other arrangements (in each case not constituting Indebtedness) in the ordinary course of business, by the Company or the Restricted Subsidiaries to or from the Parent or any of its Subsidiaries including, without limitation, (i) the employment of personnel, (ii) provision of employee healthcare or other benefits, (iii) acting as agent to buy equipment, other assets or services or to trade with residential or business customers, and (iv) the provision of audit, accounting, banking, IT, telephony, office, administrative, compliance, payroll or other similar services provided that the consideration for the provision thereof is, in the reasonable opinion of the Company, no less than cost; and

(4)           the extension, in the ordinary course of business and on terms no less favourable to the Company or the Restricted Subsidiaries than arms’ length terms, by or to the Company or the Restricted Subsidiaries to or by the Parent or any of its Subsidiaries of trade credit not constituting Financial Indebtedness in relation to the provision or receipt of Intra-Group Services referred to in paragraphs (1), (2) or (3) above.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are of a type that will be recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (including by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person, or any prepayment, repayment, repurchase, redemption, retirement, refinancing or defeasance of Indebtedness of such Person, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of Sections 4.07 and 4.17 of this Indenture:

(1)           “Investment” shall include the portion (proportionate to the Company’s or a Restricted Subsidiary’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company or any Restricted Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company or Restricted Subsidiary, as applicable, shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(A)          the Company’s or Restricted Subsidiary’s “Investment” in such Subsidiary at the time of such redesignation, less

(B)           the portion (proportionate to the Company’s or Restricted Subsidiary’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)           any Property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issuer” has the meaning assigned to it in the preamble to this Indenture.

“June 2009 Indenture” means the indenture dated as of June 3, 2009 between VM FinanceCo, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders for use by such Holders in connection with an Exchange Offer.

“Leverage Ratio” means the ratio of:

(1)           the outstanding Indebtedness of the Company and the Restricted Subsidiaries on a Consolidated basis, to

(2)           the Pro Forma EBITDA.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Member State” means any country that was a member of the European Union as of July 25, 2006.

“Merger Date” means March 3, 2006.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating business.

“Net Available Cash” from an Asset Disposition means cash payments received (including, only when and as received, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)           all legal, accounting and investment banking fees and expenses, title and recording tax expenses, commissions and other fees and expenses incurred, and all national, regional, state, provincial, foreign and local taxes required to be paid as a consequence of such Asset Disposition,

(2)           all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

(3)           all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

(4)           appropriate cash amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property or other assets disposed of in such Asset Disposition and retained by the Company, the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Company, the Issuer nor any other Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)           no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company, the Issuer or any other Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3)           the explicit terms of which provide there is no recourse against any of the assets of the Company, the Issuer or any other Restricted Subsidiary.

“Note Guarantee” means the guarantee of the Notes by each Note Guarantor.

“Note Guarantor” means the Parent, the Company, VM FinanceCo and the Subsidiary Guarantors.

“November 2009 Indenture” means the indenture dated as of November 9, 2009 between VM FinanceCo, Virgin Media Inc., Virgin Media Group LLC, Virgin Media Holdings Inc., Virgin Media (UK) Group, Inc., Virgin Media Communications Limited, Virgin Media Investment Holdings Limited, The Bank of New York Mellon as trustee and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg paying agent.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, except as described under Section 3.07 or Article 9 hereof, and, unless the context otherwise requires, all references to the Notes shall include the Initial Notes, any Exchange Notes, and Private Exchange Notes and any Additional Notes.

“NTL South Herts” refers to ntl (South Hertfordshire) Limited a private limited company incorporated under the laws of England and Wales.

“Officer” of a Person means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, Deputy Chief Financial Officer, the President, any Vice President, the Treasurer, Assistant Treasurer, the Secretary or Assistant Secretary, or any Director.

“Officer’s Certificate” means a certificate signed by an Officer.

“Opinion of Counsel” means a written opinion from legal counsel of recognized standing in a form reasonably satisfactory to the addressee of such opinion. The counsel may be an employee of, or counsel to, the Issuer or the Trustee.

“Parent” has the meaning assigned to it in the preamble to this Indenture.

“Parent Guarantee” means the unsecured guarantee of the Notes by the Parent.

“Pari Passu Lien Obligations” means any Additional Notes and any other Indebtedness that has Pari Passu Lien Priority relative to the Notes with respect to the Collateral.

“Pari Passu Lien Priority” means, relative to specified Indebtedness and other obligations, having equal or substantially equal Lien priority to the Notes and the Note Guarantees, as the case may be, on the Collateral (taking into account any intercreditor agreements).

“Participant” means, with respect to any Depositary, a Person who is a participant of or has an account with such Depositary (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business engaged in by the Company, the Issuer or any other Restricted Subsidiary on the Closing Date and any Related Business.

“Permitted Investment” means an Investment by the Company, the Issuer or any other Restricted Subsidiary in:

(1)           the Company, any Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)           another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or any Restricted Subsidiary;

(3)           cash and Temporary Cash Investments;

(4)           receivables owing to the Company, the Issuer or any other Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company, the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)           payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)           loans, advances or Guarantees of loans or advances to employees (including for relocation) made in the ordinary course of business of the Company or such Restricted Subsidiary and not exceeding £5 million in the aggregate outstanding at any one time;

(7)           shares, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company, the Issuer or any other Restricted Subsidiary or in satisfaction of judgments;

(8)           any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.10 hereof;

(9)           any Person, if such Investment is in existence on the Closing Date and any Investment in any Person to the extent such Investment Refinances an Investment in such Person existing on the Closing Date in an amount not exceeding the amount of the Investment being Refinanced; provided, however, that such new Investment is on terms and conditions no less favorable to the Company, the Issuer or any other Restricted Subsidiary than the Investment being Refinanced;

(10)         Guarantees permitted to be Incurred by Section 4.09 hereof;

(11)         loans granted as a result of a subscriber being allowed terms, in the ordinary course of trade, whereby it does not have to pay for services provided to it for a period of time after the provision of such services;

(12)         the BBC Guarantees;

(13)         lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business;

(14)         Hedging Obligations permitted under this Indenture;

(15)         repurchases of the Notes;

(16)         Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;

(17)         any Person where such Investment was acquired by the Company, the Issuer or any other Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by the Company, the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure by the Company, the Issuer or any such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(18)         any Receivables Subsidiary organized in connection with a Qualified Receivables Transaction that, in the good faith determination of the Company, is necessary or advisable to effect such Qualified Receivables Transaction; and

(19)         any Person; provided, however, that such Investment (having a Fair Market Value measured on the date such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) since the Closing Date, shall not exceed at the time the Investment is made the greater of (a) 2.0% of Total Assets or (b) £100 million; provided, further, however, that Investments made in any Unrestricted Subsidiary pursuant to this clause (19) shall not increase the amount of Restricted Payments permitted to be made under Section 4.07 upon any redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary.

“Permitted Joint Ventures” means one or more joint ventures formed by (i) the contribution of all or any part of the Content Business to a joint venture formed by the Company or any of the Restricted Subsidiaries with one or more joint venturers; and (ii) the contribution of some or all of the assets of the ntl:Telewest business division pursuant to a Business Division Transaction to a joint venture formed by the Company or any of the Restricted Subsidiaries with one or more joint venturers.

“Permitted Liens” means, with respect to any Person:

(1)                                  pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or Temporary Cash Investments to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or customs duties in connection with the importation of goods or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)                                  Liens imposed by law, such as statutory Liens for landlords and carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet delinquent or being contested in good faith or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)                                  Liens for taxes, assessments or government charges or claims not yet due or payable or subject to penalties for non-payment or which are being contested in good faith;

(4)                                  Liens in favor of issuers of surety bonds, performance bonds or letters of credit, bankers’ acceptances or other obligations of a like nature provided by the Company or a Restricted Subsidiary in the ordinary course of business;

(5)                                  survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, utility agreements, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)                                  Liens securing Purchase Money Indebtedness and Capitalized Lease Obligations Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, assets or Property of such Person; provided, however, that the Lien may not extend to any other assets or Property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the original principal amount of the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the Property subject to the Lien;

(7)                                  (i) Liens to secure Bank Indebtedness or any Pari Passu Lien Obligation Incurred pursuant to clause (1) of Section 4.09(b) and (ii) Liens to secure Indebtedness Incurred pursuant to clauses (a), (b)(4) (to the extent relating to Indebtedness incurred under clause (a)) or (b)(16) of Section 4.09; provided that any such Indebtedness shall have Pari Passu Lien Priority or junior lien priority relative to the Notes and the Note Guarantees and the lenders or holders of such Indebtedness or their representative shall have acceded to the Intercreditor Deeds, as applicable, and provided further, in the case of clause (ii) only, that at the time of Incurrence of such Liens and after giving effect thereto, such Incurrence would not, on a pro forma basis, cause the ratio of (1) the outstanding Indebtedness of the Company and the Restricted Subsidiaries representing the Notes, the Existing Credit Facility and other Pari Passu Lien Obligations to (2) the Pro Forma EBITDA, to exceed 3.75:1.0;

(8)                                  Liens existing on the Closing Date (excluding Liens referred to in clause (7));

(9)                                  Liens on Property or shares of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other Property owned by such Person or any of its Subsidiaries unless otherwise permitted hereunder;

(10)                            Liens on Property at the time such Person or any of its Subsidiaries acquires the Property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other Property owned by such Person or any of its Subsidiaries unless otherwise permitted hereunder;

(11)                            Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to the Company, a Restricted Subsidiary or the Issuer (other than Indebtedness or other obligations owing by the Issuer or a Note Guarantor to a Subsidiary that is not a Note Guarantor);

(12)                            Liens securing Hedging Obligations permitted to be Incurred under this Indenture so long as such obligations relate to Indebtedness that is, and is permitted under this Indenture to be, secured by a Lien on the same Property securing such obligations or cash collateral or customary Liens Incurred in connection with Hedging Obligations;

(13)                            Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (8), (9) and (10); provided, however, that:

(A)                                  such new Lien shall be limited to all or part of the same Property that secured the original Lien (plus improvements to or on such Property) and

(B)                                the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(i)                                     the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien under this Indenture; and

(ii)                                  an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

(14)                            Liens securing the Notes, the Note Guarantee by the Company and the Subsidiary Guarantees and other obligations of the Company and any Restricted Subsidiaries under this Indenture;

(15)                            Liens of a Restricted Subsidiary that is not the Issuer or a Note Guarantor securing Indebtedness of a Restricted Subsidiary that is not the Issuer or a Note Guarantor;

(16)                            Liens in favor of the Issuer, the Company or a Subsidiary Guarantor;

(17)                            Liens to secure Receivables and Related Assets as part of a Qualified Receivables Transaction;

(18)                            Liens arising by virtue of any statutory or common law provisions (or by agreement to the same effect) relating to banker’s Liens, contractual rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;

(19)                            Liens arising from U.S. Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Person in the ordinary course of business;

(20)                            Liens in connection with any Sale/Leaseback Transaction permitted pursuant to Section 4.16 hereof; and

(21)                            Liens Incurred in the ordinary course of business of the Issuer, the Company or any Restricted Subsidiary with respect to obligations (other than Indebtedness for borrowed money) that do not exceed £50 million at any time outstanding.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma EBITDA” means, for any period, the EBITDA of the Company and the Restricted Subsidiaries, after giving effect to the following:

if:

(1)                                  since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition;

(2)                                  the transaction giving rise to the need to calculate Pro Forma EBITDA is such an Asset Disposition, Investment or acquisition; or

(3)                                  since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made such an Asset Disposition, Investment or acquisition,

EBITDA for such period shall be calculated in good faith by a responsible financial or accounting officer of the Company after giving pro forma effect to such Asset Disposition, Investment or acquisition as if such Asset Disposition (and the application of the proceeds therefrom), Investment or acquisition occurred on the first day of such period.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale. The term “Public Debt,” for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than ten Persons (provided that multiple managed accounts and Affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall not be deemed underwritten), or any Bank Indebtedness under any Credit Facility (including any such Bank Indebtedness under any such Credit Facility that is provided by a lender which finances its ability to provide such Indebtedness through the incurrence of Public Debt), Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering”.

“Purchase Money Indebtedness” means Indebtedness:

(1)                                  consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

(2)                                  Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements;

provided, however, that the original principal amount of such Indebtedness is Incurred within 180 days after the acquisition by the Company or such Restricted Subsidiary of such asset.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company, the Issuer or any other Restricted Subsidiary pursuant to which the Company, the Issuer or any other Restricted Subsidiary may sell, convey or otherwise transfer to:

(1)                                  a Receivables Subsidiary (in the case of a transfer by the Company, the Issuer or any other Restricted Subsidiary); and

(2)                                  any other Person (in the case of a transfer by a Receivables Subsidiary),

or may grant a security interest in, any Receivables and Related Assets.

“Rating Agency” means each of Fitch, Moody’s and S&P, or if none of Fitch, Moody’s or S&P, shall make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer (as certified by a resolution of its Board of Directors), shall be substituted for Fitch, Moody’s or S&P, as the case may be.

“Receivables and Related Assets” means accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, including interests in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, Guarantees, insurance proceeds, collections, other related assets and assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable, and proceeds of all the foregoing.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Transaction.

“Receivables Subsidiary” means a Subsidiary of the Company that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors (as provided below) as a Receivables Subsidiary and:

(1)                                  has no Indebtedness or other Obligation (contingent or otherwise) that:

(A)                                  is guaranteed by the Company, the Issuer or any Restricted Subsidiary, other than contingent liabilities pursuant to Standard Securitization Undertakings;

(B)                                is recourse to or obligate the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(C)                                subjects any Property or assets of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)                                  has no contract, agreement, arrangement or undertaking (except in connection with a Qualified Receivables Transaction) with the Company or any Restricted Subsidiary other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivables; and

(3)                                  neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such Receivables Subsidiary’s financial condition or cause such Receivables Subsidiaries to achieve certain levels of operating results.

Any such designation by the Board of Directors shall be evidenced to the relevant Trustee by filing with such Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying, to such Officer’s knowledge and belief after consulting with counsel that such designation complied with the foregoing conditions.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means any Indebtedness that Refinances any other Indebtedness, including any successive Refinancings, so long as:

(1)                                  such Indebtedness is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

(A)                                  the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, and

(B)                                    an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

(2)                                  the Average Life of such Indebtedness is equal to or greater than the Average Life of the Indebtedness being Refinanced,

(3)                                  the Stated Maturity of such Indebtedness is no earlier than the Stated Maturity of the Indebtedness being Refinanced, and

(4)                                  to the extent such Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (b)(5) of Section 4.09, such Refinancing Indebtedness is Incurred only by such Restricted Subsidiary;

provided, however, that Refinancing Indebtedness shall not include:

(y)                                 Indebtedness of a Restricted Subsidiary that is not the Company, the Issuer or a Subsidiary Guarantor that Refinances Indebtedness of the Company, the Issuer or a Subsidiary Guarantor or

(z)                                   Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated the date of this Indenture, among the Company, the Issuer, the Parent, VM FinanceCo and the Initial Purchasers relating to the Notes and any similar agreement entered into in connection with any Additional Notes.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note bearing the applicable Global Note Legend and the Private Placement Legend and deposited with or on behalf of the respective Depositary (or the common depositary) therefor and registered in the name of the respective Depositary (or the common depositary) therefor or its nominee, issued in a denomination equal to the outstanding principal amount of the Dollar Notes or the Sterling Notes, as the case may be, initially sold in reliance on Rule 903.

“Related Business” means any business related, ancillary or complementary to the businesses of the Company, the Issuer and the Restricted Subsidiaries on the Closing Date including, without limitation,

all forms of television, telephony and internet services and any services relating to carriers, networks, broadcast or communications services, or Content.

“Responsible Officer” means any officer within the corporate trust and agency department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by such officers, or to whom any corporate trust matter is referred because of such individual’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Subsidiary” means the Issuer and any other Subsidiary of the Company together with any Affiliate Guarantor, in each case other than any Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 3-16 Excluded Collateral” means, with respect to any Lien on Capital Stock or other securities issued by Subsidiaries of either the Company or the Affiliate Guarantors (other than Virgin Media Investments Limited and, following the 2014 Notes Repayment, the Company), under any Collateral Documents, to the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock or other securities of such Subsidiary shall not be included in the Collateral with respect to the Notes and shall not be subject to the Liens securing the Notes solely to the extent necessary to render such requirement inapplicable.

“Rule 902” means Rule 902 promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard and Poor’s Rating Service, a division of McGraw-Hill Companies, Inc., or any successor to its rating business.

“Sale/Leaseback Transaction” means an arrangement relating to Property now owned or hereafter acquired by the Company or any Restricted Subsidiary whereby the Company or any Restricted Subsidiary transfers such Property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and any Restricted Subsidiary or between Restricted Subsidiaries.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Trustee” means Deutsche Bank AG, London Branch until a successor replaces it and, thereafter, means the successor.

“Shelf Registration Statement” has the meaning set forth in any Registration Rights Agreement.

“Significant Subsidiary” means any Restricted Subsidiary which, together with the Restricted Subsidiaries of such Restricted Subsidiary, accounted for more than 10% of the Consolidated Net Income or 10% of the Total Assets, in each case, for the most recently completed fiscal year.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company, the Issuer or any other Restricted Subsidiary that are customary in an accounts receivable transaction.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Sterling Global Note” means a Global Note representing Sterling Notes.

“Sterling Equivalent” means with respect to any monetary amount in a currency other than pounds sterling, at any time of determination thereof, the amount of pounds sterling obtained by converting such foreign currency involved in such computation into pounds sterling at the average of the spot rates for the purchase and sale of pounds sterling with the applicable foreign currency as quoted on or recorded in any recognized source of foreign exchange rates within two Business Days prior to such determination. Whenever it is necessary to determine whether the Issuer has complied with any covenant in this Indenture or whether a Default has occurred and an amount is expressed in a currency other than pounds sterling, such amount shall be treated as the Sterling Equivalent determined as of the date such amount is initially determined in such currency.

“Sterling Notes” means the pounds sterling denominated 7.00% Senior Secured Notes due 2018 of the Issuer.

“Subordinated Obligation” means any Indebtedness of the Issuer or a Note Guarantor (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes (in the case of the Issuer) or the Note Guarantee (in the case of a Note Guarantor) pursuant to a written agreement.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)                                  such Person,

(2)                                  such Person and one or more Subsidiaries of such Person or

(3)                                  one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Parent pursuant to the terms of this Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary in existence on the Closing Date that provides a Subsidiary Guarantee on the Closing Date (and any other Restricted Subsidiary that provides a Subsidiary Guarantee in accordance with this Indenture); provided that upon release or discharge of such Restricted Subsidiary from its Subsidiary Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Subsidiary Guarantor.

“Tax Sharing Agreement” means the tax cooperation agreement entered into with effect as of the 3rd day of March, 2006, by and between (i) Parent and (ii) the Company and Telewest Communications Networks Limited.

“Temporary Cash Investments” means any of the following:

(1)                                  any investment in direct obligations of any country that is a Member State or the United States of America or any agency thereof or obligations Guaranteed by any country that is a Member State or the United States of America or any agency thereof, and whose long-term debt is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 of the Securities Act);

(2)                                  investments in checking accounts, time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of £250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 of the Securities Act);

(3)                                  repurchase obligations with a term of not more than 60 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4)                                  investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; and

(5)                                  investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any country that is a Member State, any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s.

“TIA” means the U.S. Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA.

“Total Assets” means, as of any date of determination, the fixed assets and current assets shown on the most recent Consolidated balance sheet of the Company and the Restricted Subsidiaries as certified in an Officer’s Certificate delivered to the Trustee.

“Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the redemption date (or, if such Statistical Release is not so published or available, any publicly available source of similar market data selected by the Company in good faith)) most nearly equal to the period from the redemption date to January 15, 2014; provided, however, that if the period from the redemption date to January 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trust Officer” means the chairman of the board, the president or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“UK Government Obligations” means sovereign obligations of the UK for the timely payment of which its full faith and credit is pledged, in each case which are payable in pounds sterling and not callable or redeemable at the option of the issuer thereof.

 “UKTV Joint Ventures” means any joint venture arrangement relating to the Content Business in existence on the Closing Date or formed thereafter by the Company or any of the Restricted Subsidiaries with BBC Commercial Holdings Limited or any of its affiliates.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note substantially in the form of Exhibit A attached hereto that bears the applicable Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary therefor or its nominee, representing a series of Notes that do not bear and are not required to bear the Private Placement Legend.

 “Unrestricted Subsidiary” means:

(1)                                  any Subsidiary of the Company or any Affiliate Guarantor that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in accordance with Section 4.17; and

(2)                                  any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Person” means a U.S. Person as defined in Rule 902.

 “Virgin Media Communications” means Virgin Media Communications Limited, a company incorporated under the laws of England and Wales.

“Virgin Media Holding Company” means any Person of which the Company is a direct or indirect Wholly Owned Subsidiary.

 “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means (1) in respect of any Person, a Person, all of the Capital Stock of which (other than directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law or to ensure limited liability) is owned by that Person directly or (2) indirectly by a Person that satisfies the requirements of clause (1).

Section 1.02                                Other Definitions.

Term	Defined in Section

“Additional Amounts”	2.13
“Additional Intercreditor Deed”	12.05
“Affiliate Transaction”	4.11
“Allocable Excess Proceeds”	4.10
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds Offer”	4.10
“Guaranteed Obligations”	11.01

Term	Defined in Section

“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Pari Passu Debt”	4.10
“Paying Agent”	2.03
“Private Exchange”	2.06
“Private Exchange Notes”	2.06
“Purchase Date”	3.09
“Registrar”	2.03
“Reinstatement Date”	4.24
“Relevant Taxing Jurisdiction”	2.13
“Replacement Collateral Documents”	12.04
“Repurchase Offer”	4.15
“Restricted Payment”	4.07
“Successor Company”	5.01
“Successor Entity”	5.01
“Suspended Covenants”	4.24
“Suspension Date”	4.24
“Suspension Period”	4.24
“Tax Redemption Date”	3.10
“Taxes”	2.13

Section 1.03                                Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Notes;

“indenture security Holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04                                Rules of Construction.

Unless the context otherwise requires:

(a)                                  a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 “including” means including without limitation;

(e)                                  words in the singular include the plural, and in the plural include the singular;

(f)                                    “will” shall be interpreted to express a command;

(g)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(h)                                 references to any person “acting reasonably” and correlative expressions shall be construed to mean “acting reasonably in the interests of the Holders and having regard to the duties of the Trustee to the Holders.”

ARTICLE 2

THE NOTES

Section 2.01                                                             Form and Dating.

(a)                                  General.  The Notes shall be issued in series of senior secured notes consisting of U.S. dollar-denominated 6.50% Senior Secured Notes due 2018 and pound sterling-denominated 7.00% Senior Secured Notes due 2018.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Dollar Notes shall be in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The Sterling Notes shall be in minimum denominations of £50,000 and integral multiples of £1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                                 Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent outstanding Notes of each such series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian therefor, at the direction of the Trustee, in accordance with Section 2.06 hereof.

(c)                                  Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02                                Execution and Authentication.

An Officer must sign the Notes for the Issuer by manual or facsimile signature.

If the Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual or facsimile signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

On the Closing Date, the Trustee shall, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate the Initial Notes for original issue up to (i) $1,000,000,000 in aggregate principal amount of 6.50% Senior Secured Notes due 2018 and (ii) £875,000,000 in aggregate principal amount of 7.00% Senior Secured Notes due 2018, as the case may be, and, upon delivery of any Authentication Order at any time and from time to time thereafter, the Trustee shall authenticate Additional Notes, Exchange Notes and Private Exchange Notes for original issue, or Definitive Notes issued pursuant to Section 2.06 hereof, in an aggregate principal amount specified in such Authentication Order.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  Any such appointment shall be evidenced by an instrument signed by a Responsible Officer, a copy of which shall be furnished to the Issuer.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03                                Registrar and Paying Agent.

The Issuer will maintain offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a “Registrar”) and offices or agencies where Notes may be presented for payment (each, a “Paying Agent”).  Offices or agencies of the Registrar and Paying Agent (a) for the Dollar Notes, will be maintained in the Borough of Manhattan, the City of New York, and, for so long as the Dollar Notes are listed on the Luxembourg Stock Exchange and traded on the Euro MTF market of the Luxembourg Stock Exchange, in Luxembourg, and (b) for the Sterling Notes, will be maintained in the Borough of Manhattan, the City of New York, in London, England and, for so long as the Sterling Notes are listed on the Luxembourg Stock Exchange, in Luxembourg.  The Registrar, acting as agent of the Issuer solely for this purpose, will keep a register of the Notes and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer will notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee, acting as agent of the Issuer solely for this purpose, shall act as such.  The Issuer or any of its Subsidiaries, acting as agent of the Issuer solely for this purpose, may act as Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Dollar Global Notes and Euroclear and Clearstream to act as a Depositary with respect to the Sterling Global Notes.  A nominee of The Bank of New York Mellon will act as Custodian with respect to the Dollar Global Notes and as Common Depositary for the Sterling Global Notes on behalf of Euroclear and Clearstream.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent in New York and London and to act as Custodian with respect to the Global Notes, and initially appoints The Bank of New York Mellon (Luxembourg) S.A. to act as the Registrar and Paying Agent in Luxembourg.

Section 2.04                                Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  Money held in trust by a Paying Agent need not be segregated, except as required by law, and in no event shall any Paying Agent be liable for interest on any money received by it hereunder.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon payment over to the Trustee, the Paying Agent will have no further liability for the money.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee and The Bank of New York Mellon (Luxembourg) S.A. will serve as Paying Agents for the Notes.

Section 2.05                                Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuer shall otherwise comply with TIA § 312(a).

Neither the Trustee nor any of its Agents will have any responsibility or be liable for any aspect of the records in relation to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 2.06                                Transfer and Exchange.

(a)                                  Transfer and Exchange of Global Notes.  A Global Note may not be transferred as a whole except by the applicable Depositary to a nominee of the applicable Depositary, by a nominee of the applicable Depositary to the applicable Depositary or to another nominee of the applicable Depositary, or by the applicable Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes of a series will be exchanged by the Issuer for Definitive Notes if:

(1)                                  in the case of a Dollar Global Note, the Issuer delivers to the Trustee notice from the Depositary (i) that such Depositary is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary or (ii) that such Depositary is no longer a clearing agency registered under the Exchange Act;

(2)                                  in the case of a Sterling Global Note, the Issuer delivers to the Trustee notice (i) from Euroclear and Clearstream that they are unwilling or unable to continue to act as clearing agencies or (ii) from the Common Depositary that the Common Depositary is unwilling or unable to continue to act as Common Depositary and a successor Common Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Common Depositary; or

(3)                                  in the case of any Global Note, there has occurred and is continuing an Event of Default with respect to such Global Note.

Upon the occurrence of any of the events listed in the preceding clauses (1) and (2) of this Section 2.06(a), or if the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture, the Issuer shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver Definitive Notes of the series and in an aggregate principal amount equal to the principal amount of the applicable Global Note tendered in exchange therefor.  The Issuer will, at the cost of the Issuer (but against such indemnity as the Registrar or any relevant Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such exchange), cause sufficient Definitive Notes to be executed and delivered to the Trustee for authentication and the Registrar for registration of the exchange and dispatch to the relevant Holders within 30 days of the relevant event.  The Trustee or the Registrar shall, at the cost of the Issuer, deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Definitive Notes issued in exchange for beneficial interests in Global Notes pursuant to this Section 2.06(a) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (e) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the applicable Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                  Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person prior to the expiration of the 40-day “Distribution Compliance Period” under Regulation S, unless such person is a “Distributor” as defined in Rule 902.  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar both (i) a written order from a Participant or an Indirect Participant given to the applicable Depositary in accordance with the Applicable Procedures directing the applicable Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged, and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)                                  Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof; and

(B)                                if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof.

(4)                                  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with any Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with any Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with any Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(a) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit D hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Notes.  If any one of the events listed in clauses (1) to (3) of Section 2.06(a) has occurred or the Issuer has elected pursuant to Section 2.06(a) to cause the issuance of Definitive Notes, transfers or exchanges of beneficial interests in a Global Note for a Definitive Note shall be effected, subject to the satisfaction of the conditions set forth in the applicable subclauses of this Section 2.06(c).

(1)                                  Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (2)(a) thereof;

(B)                                if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

(C)                                if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2) thereof;

(D)                               if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (4) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                  Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with any Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with any Registration Rights Agreement;

(C)                                if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(c) thereof,

(D)                               if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(a) thereof;

(E)                                 such transfer is effected by a Broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with any Registration Rights Agreement; or

(F)                                 the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(b) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit D hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (F), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and, upon receipt of an Authentication Order, the Trustee will authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the applicable Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)                                  Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                              if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (2)(b) thereof;

(B)                                if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

(C)                                if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (4) thereof;

the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, and in the case of clause (C) or (D) above, the appropriate Regulation S Global Note.

(2)                                  Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with any Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with any Registration Rights Agreement;

(C)                                if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(c) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(a) thereof;

(E)                                 such transfer is effected by a Broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with any Registration Rights Agreement; or

(F)                                 the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (1)(c) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit D hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (F), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                  Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the relevant Unrestricted Global Note.

If any such exchange or transfer from an Unrestricted Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B) or (2)(D) above or this subparagraph (3) at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Unrestricted Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                              if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof; and

(C)                                if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications required by item (3) thereof.

(2)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if:

(A)                              such exchange or transfer is effected pursuant to the Exchange Offer in accordance with any Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)                                such transfer is effected pursuant to the Shelf Registration Statement in accordance with any Registration Rights Agreement;

(C)                                such transfer is effected by a Broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with any Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (1)(d) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the appropriate certifications in item (3) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                    Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with any Registration Rights Agreement, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate:

(1)                                  one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered in an Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

(2)                                  Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.  If, upon completion (as determined in accordance with any Registration Rights Agreement) of an Exchange Offer, any Holder holds Notes not exchanged in such Exchange Offer, the Issuer may thereafter issue and deliver to such Holder, in exchange (a “Private Exchange”) for those Notes held by such Holder, a like principal amount of debt securities of the Issuer issued under this Indenture and identical in all material respects to such Notes (the “Private Exchange Notes”); provided that the Issuer shall have obtained certifications and other evidence reasonably satisfactory to the Issuer that any such Holder may receive Private Exchange Notes in such Private Exchange in compliance with applicable securities laws.  The Exchange Notes issued in an Exchange Offer and the related Private Exchange Notes shall be issued in the same series under this Indenture and shall have the same CUSIP, Common Code, ISIN and/or other identification numbers.  For the avoidance of doubt, interest on any Exchange Notes will accrue (A) from the later of (i) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or (ii) if the Notes are surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B)  if no interest has been paid on such Notes, from the date of their original issue.

(g)                                 Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                  Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR

AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON RULE 144A OR REGULATION S UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY. BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 OR REGULATION S FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B)                                Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                  Dollar Global Note Legend.  Each Dollar Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)                                  Sterling Global Note Legend.  Each Sterling Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (WHICH SHALL INITIALLY BE THE BANK OF NEW YORK MELLON) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN

AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.”

(h)                                 Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                  To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order or at the Registrar’s request.

(2)                                  No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.09, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3)                                  The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                  All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                  The Issuer will not be required:

(A)                              to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)                                to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)                                to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)                                  Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)                                  The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                                  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07                                Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge for its expenses in replacing a Note.

If, after the delivery of such replacement Note, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment or registration such original Note, the Trustee shall be entitled to recover such replacement Note from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Trustee, any Agent and any authenticating agent in connection therewith.

Subject to the provisions of the final sentence of the preceding paragraph of this Section 2.07, every replacement Note is an obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                                Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(c) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If the entire principal amount and premium, if any, of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action as herein described, the principal amount of Dollar Notes and Sterling Notes shall be deemed to be the Dollar Equivalent of such principal amount of Dollar Notes and Sterling Notes as of (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Trustee by the Issuer.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an Agent duly appointed in writing or may be embodied in or evidenced by an electronic transmission which identifies the documents containing the proposal on which such consent is requested and certifies such Holders’ consent thereto and agreement to be bound thereby; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and where it is hereby expressly required, to the Issuer.

Section 2.09                                Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, will be considered as though not outstanding to the extent required in order to qualify this Indenture under the TIA, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10                                Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate, temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                                Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Notes (subject to the record retention requirements of the Exchange Act) in its customary manner unless the Issuer directs the Trustee to deliver canceled Notes to the Issuer.  The Issuer may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12                                Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date in a manner reasonably satisfactory to the Trustee, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 10 days before the special record date, the Issuer will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13                                Additional Amounts.

(a)                                  All payments made under or with respect to the Notes or the Note Guarantees shall be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge (including related penalties, interest and other liabilities) (hereinafter, “Taxes”) imposed or levied by or on behalf of (1) the government of the United Kingdom, (2) the United States, (3) any other jurisdiction in which the Issuer or any Note Guarantor is organized or is otherwise resident for tax purposes, (4) any jurisdiction from or through which payment is made and (5) any political subdivision or governmental authority or agency of or in any of the foregoing having the power to tax (each, a “Relevant Taxing Jurisdiction”), unless the Issuer or any Note Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof.

(b)                                 If the Issuer or a Note Guarantor is so required to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to the Notes or the Note Guarantees, the Issuer or the applicable Note Guarantor shall pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the Holders and beneficial owners (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holders and beneficial owners would have received if such Taxes had not been withheld or deducted; provided, however, that the foregoing obligation to pay Additional Amounts does not apply to:

(1)                                  any Taxes that would not have been so imposed but for the existence of any present or former connection between the relevant Holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the Relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of such Note);

(2)                                  any estate, inheritance, gift, sales, excise, transfer, personal property Tax or similar Tax;

(3)                                  any Taxes which are payable otherwise than by withholding from payments of (or in respect of) principal of, or any premium or interest on, the Notes;

(4)                                  any Taxes that are imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Note with a request by the Issuer addressed to the Holder or such beneficial owner (A) to provide information concerning the nationality, residence, identity or present or former connection with a Relevant Taxing Jurisdiction of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any certification, information or reporting requirement, which, in the case of (A) or (B), is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from all or part of such Tax;

(5)                                  any withholding or deduction imposed on a payment to an individual required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or introduced in order to conform to, such Directive;

(6)                                  any combination of items (1), (2), (3), (4) and (5) above;

(7)                                  any Taxes that would not have been so imposed, withheld or deducted if the beneficiary of the payment had presented the Note for payment within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that such beneficiary would have been entitled to Additional Amounts had the Note been presented on the last day of the 30-day period);

(8)                                  any payment under or with respect to a Note to any Holder who is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note; or

(9)                                  any withholding or deduction that is imposed on a Note presented for payments by or on behalf of a Holder or beneficial owner who would be able to avoid a withholding or deduction by presenting the relevant Note to another Paying Agent in a Member State.

(c)                                  If the Issuer or any Note Guarantor will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Notes or the relevant Note Guarantee, as applicable, the Issuer or such Note Guarantor, as applicable, will deliver to the Trustee at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the Note Guarantor, as applicable, shall notify the Trustee promptly thereafter but in no event later than two Business Days prior to the date of payment) notice of payment in the form of an Officer’s Certificate. In either circumstance, the Officer’s Certificate must state that Additional Amounts will be payable and the amount so payable. The Officer’s Certificate must also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts to Holders and beneficial owners on the relevant payment date.

(d)                                 The Issuer or any Note Guarantor will (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law.  The Issuer will provide the Trustee with official receipts or other documentation satisfactory to the Trustee evidencing the payment of the Taxes with respect to which Additional Amounts are paid.  Certificated copies of such receipts and such other documentation shall be made available to Holders upon request and will be made available at the offices of the Paying Agent if the

Notes are then listed on the Luxembourg Stock Exchange.  The Issuer will attach to such copies an Officer’s Certificate stating (x) that the amount of withholding Taxes evidenced by such copies was paid in connection with any payment made under or with respect to the Notes or any Note Guarantee and (y) the amount of such withholding Taxes paid per $1,000 of Notes.

(e)                                  Whenever in this Indenture there is mentioned, in any context, the payment of principal, purchase prices in connection with a purchase of Notes, interest, or any other amount payable on or with respect to any of the Notes or any Note Guarantee, that reference shall be deemed to include payment of Additional Amounts provided for in this section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(f)                                    The Issuer or a Note Guarantor will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Note Guarantees, this Indenture or any other related document or instrument, or the receipt of any payments with respect to the Notes or the Note Guarantees, excluding taxes, charges or similar levies imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Issuer will agree to indemnify the Holders or the Trustee for any such taxes paid by the Holders or the Trustee.

(g)                                 The preceding provisions of this Section 2.13 will survive any termination, defeasance or discharge of this Indenture and shall apply mutatis mutandis to any jurisdiction in which any successor Person to the Issuer or any Note Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

Section 2.14                                Currency Indemnity

(a)                                  The currency of account and payment for all sums, including damages, payable by the Issuer or any Note Guarantor under or in connection with the Dollar Notes or the Sterling Notes, as the case may be, is the U.S. dollar or pound sterling, as the case may be. Any amount received or recovered in a currency other than U.S. dollars (in the case of Dollar Notes) or pounds sterling (in the case of the Sterling Notes), whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Note Guarantor or otherwise by any Holder of a Dollar Note or a Sterling Note, as the case may be, or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or any Note Guarantor will only constitute a discharge to the Issuer or any Note Guarantor to the extent of the U.S. dollar amount or pound sterling amount, as the case may be, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

(b)                                 If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient or the Trustee under any Dollar Note, or if that pound sterling amount is less than the pound sterling amount expressed to be due to the recipient or the Trustee under any Sterling Note, the Issuer and any Note Guarantor will indemnify them against any loss sustained by such recipient as a result. In any event, the Issuer and any Note Guarantor will indemnify the recipient against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder of a Note or the Trustee to certify in a manner satisfactory to the Issuer (indicating the sources of information used) the loss it incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer and any Note Guarantor’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01                                Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(a)                                  the clause of this Indenture pursuant to which the redemption shall occur;

(b)                                 the record date for the redemption and the redemption date;

(c)                                  the principal amount of each series of Notes to be redeemed; and

(d)                                 the redemption price.

Section 3.02                                Selection of Notes to Be Redeemed or Purchased.

If less than all of each series of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

(a)                                  if the applicable Notes are listed on any national securities exchange (including the Luxembourg Stock Exchange), in compliance with the requirements of the principal national securities exchange on which they are listed; or

(b)                                 if the applicable Notes are not listed on any national securities exchange or the relevant national securities exchange does not have any applicable requirements, on a pro rata basis, by lot or by such method as the Trustee, in its sole discretion, shall deem fair and appropriate, provided that no Notes of $100,000 or £50,000 in aggregate principal amount, as the case may be, or less shall be redeemed in part.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuer and the Registrar (if not the Issuer) in writing of the Notes selected for redemption or purchase and, in the case of any Notes selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in minimum amounts of $100,000 and integral multiples of $1,000 in excess thereof or of £50,000 and integral multiples of £1,000 in excess thereof, as the case may be; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000 (in excess of $100,000) or £1,000 (in excess of £50,000), as the case may be, shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03                                Notice of Redemption.

At least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article 8 hereof or a satisfaction and discharge of this Indenture pursuant to Article 10 hereof.  So long as any series of the Notes is listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, notice will be published in Luxembourg in a daily leading newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu).

The notice will identify the Notes to be redeemed and will state:

(a)                                  the record date for the redemption and the redemption date;

(b)                                 the redemption price;

(c)                                  if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(d)                                 the name and address of the Paying Agent;

(e)                                  that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)                                    that, unless the Issuer defaults in making such redemption payment or the relevant Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)                                 that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee in its sole discretion), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04                                Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05                                Deposit of Redemption or Purchase Price.

No later than one Business Day prior to the redemption or purchase price date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest, if any, and Additional Amounts, if any, on all Notes to be redeemed or purchased on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation.  The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest, if any, and Additional Amounts, if any, on, all Notes to be redeemed or purchased.

Neither the Trustee nor any Agent shall be required to pay out any money without first having been placed in funds.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase unless the relevant Paying Agent is prohibited from making such redemption payment pursuant to the terms of this Indenture.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                                Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07                                Optional Redemption.

(a)                                  Except as set forth in paragraphs (b) and (c) below or in Section 3.10 hereof, the Issuer may not redeem the Notes prior to January 15, 2014.  On or after this date, the Issuer may redeem each series of the Notes, either together or separately, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Redemption Year	Dollar Notes Redemption Price	Sterling Notes Redemption Price
2014	103.250%	103.500%
2015	101.625%	101.750%
2016 and thereafter	100.000%	100.000%

(b)                                 At any time prior to January 15, 2014, the Issuer may at its option redeem each series of the Notes, either together or separately, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, by paying a redemption price equal to the sum of

(1)                                  100% of the principal amount of the Notes to be redeemed, plus

(2)                                  the Applicable Premium,

plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

(c)                                  At any time prior to January 15, 2013, the Issuer may, on one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of each series of Notes either together or separately (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings. The redemption price of the Dollar Notes is equal to 106.500% of the principal amount thereof, and the redemption price of the Sterling Notes is equal to 107.000% of the principal amount thereof each plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that:

(1)                                  after giving effect to any such redemption at least 60% of the original aggregate principal amount of such series of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding; and

(2)                                  any such redemption by the Issuer must be made within 120 days of such Equity Offering.

(d)                                 Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.  For the avoidance of doubt, the Dollar Notes and the Sterling Notes shall be treated as separate series for purposes of this Section 3.07.

Section 3.08                                Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09                                Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes (as defined in Section 4.10(b), an “Excess Proceeds Offer”), it shall follow the procedures specified below.

The Excess Proceeds Offer shall be made to all Holders at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date as set forth below).  As promptly as practicable following termination of the offer period (the “Purchase Date”), the Issuer shall apply all Allocable Excess Proceeds (the “Offer Amount”) to the purchase of Notes or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Excess Proceeds Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

Upon the commencement of an Excess Proceeds Offer, the Issuer will send or cause to be sent, by first class mail, to the Trustee and each of the Holders at the address appearing in the security register, a notice stating:

(a)                                  that the Excess Proceeds Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Excess Proceeds Offer will remain open;

(b)                                 the Offer Amount, the purchase price and the Purchase Date;

(c)                                  that any Note not tendered or accepted for payment will continue to accrue interest;

(d)                                 that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer will cease to accrue interest after the Purchase Date;

(e)                                  that Holders electing to have a Note purchased pursuant to an Excess Proceeds Offer may elect to have Notes purchased only in minimum denominations of $100,000 or £50,000, as the case may be, and in integral multiples of $1,000 or £1,000, respectively, in excess thereof, except that a Holder may elect to have all of the Notes held by such Holder purchased even if not an integral multiple of $1,000 (in excess of $100,000) or £1,000 (in excess of £50,000), as the case may be;

(f)                                    that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g)                                 the procedure for withdrawing an election to tender;

(h)                                 that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Issuer will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in minimum denominations of $100,000 or integral multiples of $1,000 in excess or of £50,000 or integral multiples of £1,000 thereof, as the case may be, will be purchased); and

(i)                                     that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09.  The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the

Issuer shall promptly issue a new Note, and the Trustee, upon written request from the Issuer will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer will publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.10                                Redemption of Notes for Changes in Withholding Taxes.

The Issuer may, at its option, redeem all, but not less than all, of each series of the then-outstanding Notes at any time upon giving not less than 30 nor more than 60 days’ notice to the Holders (which notice shall be irrevocable), at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (a “Tax Redemption Date”) and all Additional Amounts, if any, that will become due on the Tax Redemption Date as a result of such redemption or otherwise (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if the Issuer determines in good faith that (a) it, or any Note Guarantor with respect to a Note Guarantee, as the case may be, has become obligated or, on the occasion of the next payment due in respect of a series of the Notes, would be obligated to pay Additional Amounts with respect to any payment under or with respect to a series of the Notes or the relevant Note Guarantee, as applicable, and (b) the payment obligation cannot be avoided by the Issuer taking reasonable measures available to it (including making payment through a Paying Agent located in another jurisdiction), as a result of:

(1)                                  any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of the United Kingdom, the United States or any other Relevant Taxing Jurisdiction affecting taxation, which change or amendment becomes effective on or after the Closing Date, or

(2)                                  any change in position regarding the application, administration or interpretation of such laws, treaties, regulations, protocols or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change in position becomes effective on or after the Closing Date.

The notice of redemption may not be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to make a payment or withholding if a payment in respect of a series of the Notes were then due and unless, at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of a series of the Notes pursuant to the foregoing, the Issuer will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel to the effect that the circumstances referred to above exist and the Issuer cannot avoid the obligation by taking reasonable measures available to it. The Trustee shall accept the Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent described above.

ARTICLE 4

COVENANTS

Section 4.01                                Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Amounts, if any, on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent holds (i) in the case of the Dollar Notes, as of 10:00 AM New York time on the due date, or (ii) in the case of the Sterling Notes, as of 10:00 A.M. New York time on the Business Day prior to the due date (or such other time as the Issuer and the Paying Agent may mutually agree from time to time), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium and Additional Amounts, if any, and interest then due and is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at the same rate.

If a Paying Agent pays out funds on or after the due date therefor, or pays out funds (although it is not obligated) on the assumption that the corresponding payment by the Issuer has been or will be made and such payment has in fact not been so made by the Issuer, then the Issuer shall on demand reimburse the Paying Agent for the relevant amount, and pay interest to the Paying Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Paying Agent of funding the amount paid out, as certified by the Paying Agent and expressed as a rate per annum.

Section 4.02                                Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) (a) for the Dollar Notes, in the Borough of Manhattan, the City of New York, and, for so long as the Dollar Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, and (b) for the Sterling Notes, in the Borough of Manhattan, the City of New York, in London, England, and for so long as the Sterling Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, where (1) Notes may be surrendered for registration of transfer or for exchange and (2) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York and London, England, and for so long as any Notes are listed on the Luxembourg Stock Exchange, in Luxembourg, for such purposes.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03                                Ongoing Reporting.

(a)                                  So long as the Notes are outstanding, the Company will furnish to the Trustee, within the time periods specified in the SEC’s rules and regulations, without cost to the Trustee (who, at the Issuer’s expense, will furnish by mail to the Holders); provided, however, that to the extent any reports are filed on the SEC’s website, such reports shall be deemed to be furnished to the Trustee and the Holders:

(1)                                  whether or not required by SEC rules and regulations, quarterly and annual reports of the Parent, containing substantially the same information required to be contained in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, as applicable, under the Exchange Act, including financial statements prepared in accordance with generally accepted accounting principles in the United States or, if permitted by the SEC, international financial reporting standards, and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (except with respect to (i) guarantor financial statements, but including condensed information complying with Rule 3-10(d) of Regulation S-X of the SEC and (ii) financial statements required pursuant to Rule 3-16 of Regulation S-X of the SEC); provided, however, that only to the extent reasonably available, at any time that any of Parent’s Subsidiaries is an Unrestricted Subsidiary that is a Significant Subsidiary or would in combination with other Unrestricted Subsidiaries be a Significant Subsidiary, the quarterly and annual financial information required by this paragraph will include a presentation, either on the face of the financial statements, in the footnotes thereto, or in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of Parent and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of Parent; and

(2)                                  such other reports containing substantially the same information required to be contained in a Current Report on Form 8-K under the Exchange Act, as in effect on the Closing Date.

The Parent will also make available copies of all reports required by clauses (1) and (2) above on its website.

(b)                                 The Issuer will at all times comply with TIA §314(a).

Section 4.04                                Compliance Certificates.

The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that in the course of the performance by the signer thereof of his or her duties as an Officer of the Issuer he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period (and, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).  The Issuer shall otherwise comply with Section 314(a)(4) of the TIA.

Section 4.05                                Taxes.

The Company and the Issuer shall pay, and the Company and the Parent shall cause each Restricted Subsidiary to pay, prior to delinquency, all Taxes except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06                                [Intentionally Omitted]

Section 4.07                                Restricted Payments.

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1)                                  declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment to the direct or indirect holders of its Capital Stock, except (A) pro rata dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and (B) dividends, distributions or any similar payment payable to the Company or any other Restricted Subsidiary (and, if the Company or such Restricted Subsidiary has stockholders other than the Company, the Issuer or other Restricted Subsidiaries, to its other stockholders on a basis that is no more favorable to such other stockholders than a pro rata basis);

(2)                                  purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company;

(3)                                  purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than (a) Subordinated Obligations owed to the Issuer and (b) the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or any Restricted Subsidiary acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of acquisition); or

(4)                                  make any Investment (other than a Permitted Investment) in any Person

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, retirement, or other acquisition or Investment being herein referred to as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A)                              a Default will have occurred and be continuing (or would result therefrom);

(B)                                the Company could not Incur at least £1.00 of additional Indebtedness under paragraph (a) of Section 4.09; or

(C)                                the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors) declared or made subsequent to July 25, 2006 would exceed the sum of:

(i)                                     an amount equal to 100% of EBITDA since the Merger Date to the end of the most recent fiscal quarter, taken as a single accounting period, less the product of 1.4 times the Consolidated Interest Expense since the Merger Date to the end of the most recent fiscal quarter, taken as a single accounting period;

(ii)                                  the proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to July 25, 2006 (other than an issuance or sale to (x) the Company or a Subsidiary of the

Company or (y) an employee share ownership plan or other trust to the extent funded or required to be funded by the Company or any of its Subsidiaries);

(iii)                               the amount by which Indebtedness of the Company is reduced on the Company’s Consolidated balance sheet upon the conversion or exchange of any Indebtedness of the Company issued after July 25, 2006 which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company issued to Persons not including the Company (less the amount of any cash or the Fair Market Value of other Property distributed by the Company upon such conversion or exchange); and

(iv)                              without duplication, the sum of

(x)            the aggregate amount returned to the Company, the Issuer or any other Restricted Subsidiary in cash on or with respect to Investments (other than Permitted Investments) made subsequent to July 25, 2006 whether through interest payments, principal payments, dividends or other distributions;

(y)           the net proceeds received and retained by the Company or any Restricted Subsidiary from the disposition, retirement or redemption of all or any portion of such Investments (other than Permitted Investments and other than to the Company or any Restricted Subsidiary); and

(z)            upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary subsequent to July 25, 2006, in accordance with Section 4.17, the Fair Market Value (valued as provided in the definition of “Investment”) of the net assets of such Subsidiary;

provided, however, that the amount under this clause (iv) shall not exceed the aggregate amount of all such Investments (other than Permitted Investments) made subsequent to July 25, 2006  (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person, which amount was included in the calculation of the amount of Restricted Payments.

For purposes of calculating the aggregate amount of Restricted Payments in Section 4.07(a)(C) above declared or made subsequent to July 25, 2006 and prior to the date of this Indenture, any Restricted Payment which was not included in the calculation of the amount of Restricted Payments under Section 4.07(a)(C) of the 2006 Indenture shall also not be included in such calculation under Section 4.07(a)(C).

(b)                                 The provisions of the foregoing paragraph (a) will not prohibit:

(1)                                  any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock or Disqualified Stock of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the sale within 90 days of, Capital Stock or Disqualified Stock of, the Company (other than Capital Stock issued or sold to the Company or any of its Subsidiaries or an employee share ownership plan or other trust to the extent funded by the

Company or any of its Subsidiaries) or through a substantially concurrent contribution to the equity of the Company; provided, however, that:

(A)                              such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded in the calculation of the amount of Restricted Payments, and

(B)                                the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) will be excluded from the calculation of amounts under clause (C)(ii) of paragraph (a) above;

(2)                                  any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the sale within 90 days of, Indebtedness of the Company or such Restricted Subsidiary that is permitted to be Incurred pursuant to Section 4.09 and that is subordinated to the Notes to at least the same extent as such Subordinated Obligations or any Restricted Payment made to facilitate such transaction; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded from the calculation of the amount of Restricted Payments;

(3)                                  any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or any Restricted Subsidiary from Net Available Cash to the extent permitted by Section 4.10 or any Restricted Payment made to facilitate such transaction; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded from the calculation of the amount of Restricted Payments;

(4)                                  any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company or any Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any Restricted Subsidiary that qualifies as Refinancing Indebtedness or any Restricted Payment made to facilitate such transaction; provided, however, that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value will be excluded from the calculation of the amount of Restricted Payments;

(5)                                  dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this Section 4.07; provided, however, that such dividends will be included (without duplication) in the calculation of the amount of Restricted Payments;

(6)                                  any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock, or options to purchase Capital Stock, of the Company or any of the Restricted Subsidiaries from employees, former employees, directors or former directors or consultants of the Company or any of the Restricted Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors or consultants), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such purchases, repurchases, redemptions, retirements and other acquisitions for value will not exceed £20 million in any calendar year; provided further, that such purchases, repurchases, redemptions, retirements and other acquisitions for value will be included in the calculation of the amount of Restricted Payments;

(7)                                  any payment of dividends, other distributions or other amounts by the Company for the purposes set forth in clauses (A) and (B) below; provided, however, that such dividends, distributions or other payments will be excluded from the calculation of the amount of Restricted Payments:

(A)                              to a Virgin Media Holding Company in amounts required for such Virgin Media Holding Company to pay taxes and other fees or amounts required to maintain its corporate existence and provide for other expenses in an aggregate amount of up to £50 million per year; and

(B)                                amounts payable for any income or corporate taxes or pursuant to the Tax Sharing Agreement;

(8)                                  any purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock deemed to occur upon exercise of options, warrants or other securities, if such Capital Stock represents a portion of the exercise price of such options, warrants or other securities; provided, however, that such purchase, repurchase, redemption, retirement or other acquisition for value will be excluded from the calculation of the amount of Restricted Payments;

(9)                                  after the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, distributions (including by way of dividend) consisting of cash, Capital Stock or Property of such Unrestricted Subsidiary that in each case is held by the Company, the Issuer or any Restricted Subsidiary; provided, however, that (x) such distribution or disposition shall include the concurrent transfer of all liabilities (contingent or otherwise) attributable to the Property being transferred; (y) any Property received from any Unrestricted Subsidiary (other than Capital Stock issued by any Unrestricted Subsidiary) may be transferred by way of distribution or disposition pursuant to this clause (9) only if such Property, together with all related liabilities, is so transferred in a transaction that is substantially concurrent with the receipt of the proceeds of such distribution or disposition by the Company or such Restricted Subsidiary; and (z) such distribution or disposition shall not, after giving effect to any related agreements, result nor be likely to result in any material liability, tax or other adverse consequences to the Company and the Restricted Subsidiaries on a consolidated basis; provided further, however, that such distributions will be excluded from the calculation of the amount of Restricted Payments, it being understood that proceeds from the disposition of any cash, Capital Stock or Property of an Unrestricted Subsidiary that are so distributed will not increase the amount of Restricted Payments permitted under clause (a)(C)(iv) above;

(10)                            dividends on common stock of the Company or any Affiliate Guarantor up to £60 million per year; provided, in each case, that such Restricted Payments will be included in the calculation of the amount of Restricted Payments;

(11)                            payments of any Receivables Fees; provided, however, that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments;

(12)                            any Restricted Payment used to make payments of interest with respect to (i) the Convertible Senior Notes and the Existing Notes and (ii) any other Indebtedness of the Parent or any of its Subsidiaries provided that the net proceeds of any such other Indebtedness described in clause (ii) are or were (A) used in the prepayment, repayment, redemption, defeasance, retirement or purchase of the Convertible Senior Notes or the Existing Notes or any Indebtedness of the Company or any Restricted Subsidiary, in each case, in whole or in part, or (B) contributed to or otherwise loaned or transferred to the Company or any Restricted Subsidiary; provided that any such Restricted Payments under (i) and (ii) above will be excluded from the calculation of the amount of Restricted Payments;

(13)                            any Content Transaction, provided that, after giving pro forma effect thereto, the Company could Incur at least £1.00 of additional Indebtedness under paragraph (a) of Section 4.09; provided that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments;

(14)                            any Business Division Transaction; provided that after giving pro forma effect thereto, the Company could Incur at least £1.00 of additional Indebtedness under paragraph (a) of Section 4.09;

(15)                            any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of the 2014 Notes or any Restricted Payment to facilitate such transaction; provided that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments;

(16)                            any prepayment, repayment, repurchase, redemption, retirement, defeasance or other acquisition for value of the Existing Notes (other than the 2014 Notes) in an amount not exceeding in any financial year of the Company ten per cent (10%)  in aggregate principal amount of such Existing Notes outstanding at the Closing Date or any Restricted Payment to facilitate such transaction; provided that in the event that any such amount available for the prepayment, repayment, repurchase, redemption, retirement, defeasance or other acquisition for value of Existing Notes in any financial year of the Company is not utilized in full, then the maximum amount available for such purposes in the following financial years of the Company shall be increased by such unutilized amount; provided further that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments;

(17)                            any Restricted Payment from the Company or any Restricted Subsidiary to the Parent or any other Subsidiary of the Parent which is not a Restricted Subsidiary; provided that such Subsidiary advances the proceeds of any such Restricted Payment to the Company or any other Restricted Subsidiary, as applicable, within 3 days of receipt thereof and that such Restricted Payments do not exceed an amount equal to ten per cent (10%) of Total Assets at any one time; provided further that such Restricted Payments will be excluded from the calculation of the amount of Restricted Payments; and

(18)                            any other Restricted Payments in an aggregate amount, when taken together with all other Restricted Payments made pursuant to this clause (18), not to exceed £75 million; provided, however, that (A) such Restricted Payments will be included in the calculation of the amount of Restricted Payments and (B) at the time of any Restricted Payment referred to in this clause (18), no Default or Event of Default has occurred and is continuing (or would result from such Restricted Payment).

Section 4.08                                Restrictions on Distributions from Restricted Subsidiaries.

(a)                                  The Company will not permit any Restricted Subsidiary (other than the Issuer and the Affiliate Guarantors) to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than the Issuer and the Affiliate Guarantors) to:

(1)                                  pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary of which it is a Subsidiary;

(2)                                  make any loans or advances to the Company or any Restricted Subsidiary of which it is a Subsidiary; or

(3)                                  transfer any of its Property or assets to the Company or any Restricted Subsidiary of which it is a Subsidiary.

(b)                                 The provisions of Section 4.08(a) will not prohibit:

(A)                              any encumbrance or restriction pursuant to (i) applicable law, rule, regulation, order or governmental license, permit or concession or (ii) an agreement in effect on the Closing Date (including this Indenture, the Subsidiary Guarantees, the Existing Credit Facility, the Intercreditor Deeds and the indentures governing the Existing Notes);

(B)                                in respect of a Restricted Subsidiary acquired by the Company, the Issuer or any Restricted Subsidiary after the Closing Date, any encumbrance or restriction with respect to such Restricted Subsidiary arising prior to the date on which such Restricted Subsidiary was acquired by the Company or any Restricted Subsidiary (other than an encumbrance relating to Indebtedness Incurred as consideration for, in contemplation of, or to provide all or any portion of the funds or credit support utilized to, consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or any Restricted Subsidiary) and outstanding on such date;

(C)                                any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this Section 4.08(b) or this clause (C) or contained in any amendment or modification to an agreement referred to in clause (A) or (B) of this Section 4.08(b) or this clause (C); provided, however, that the encumbrances and restrictions, taken as a whole, contained in any such Refinancing agreement or amendment or modification are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

(D)                               in the case of Section 4.08(a)(3), any encumbrance or restriction

(i) that restricts in a customary manner the subletting, assignment or transfer of any Property or asset that is subject to a lease, license or similar contract,

(ii) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary so long as such restriction relates solely to the Property so acquired (other than any encumbrance or restriction created as consideration for, in contemplation of, in connection with or pursuant to the provision of, all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Property was otherwise acquired by the Company or any Restricted Subsidiary),

(iii) under agreements relating to Purchase Money Indebtedness or Capitalized Lease Obligations Incurred that impose customary restrictions on the Property subject to such Purchase Money Indebtedness or Capitalized Lease Obligations,

(iv) relating to Indebtedness that is permitted to be Incurred and secured without also securing the Notes or the applicable Note Guarantee pursuant to Section 4.09, Section 4.12 and Section 4.19  that limit the right of the debtor to dispose of the Property securing such Indebtedness, or

(v) customarily imposed on the transfer of copyrighted or patented materials or other intellectual property and customer provisions in agreements that restrict the assignment of such agreements or any rights thereunder;

(E)                                 any encumbrance created in connection with a Qualified Receivables Transaction permitted under Section 4.09;

(F)                                 any customary encumbrance or restriction imposed with respect to a Restricted Subsidiary pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(G)                                any customary encumbrance or restriction on cash or other deposits or net worth imposed on customers under contracts entered into in the ordinary course of business;

(H)                               any encumbrance or restriction pursuant to an agreement governing (i) any Bank Indebtedness or other Pari Passu Lien Obligations of the Company or a Restricted Subsidiary permitted to be Incurred subsequent to the Closing Date pursuant to clauses (a), (b)(1), (b)(4) or (b)(16) of Section 4.09, or (ii) any Indebtedness permitted to be Incurred pursuant to clause (a) of Section 4.09 if the encumbrances and restrictions contained in any such agreement, taken as a whole, do not materially prejudice the ability of the Issuer to make payments on the Notes;

(I)                                    encumbrances or restrictions existing under or by reason of provisions in asset sale agreements entered into in the ordinary course of business; and

(J)                                   encumbrances or restrictions existing under or by reason of provisions in joint venture arrangements and other similar arrangements or arrangements with minority interests in any Restricted Subsidiary.

Section 4.09                                Incurrence of Indebtedness.

(a)                                  The Company will not, and will not cause or permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto the Leverage Ratio would not exceed 5.5:1.0.

(b)                                 Notwithstanding the foregoing paragraph (a), the Company and any Restricted Subsidiary may Incur the following Indebtedness:

(1)                                  Bank Indebtedness (including, without limitation, Bank Indebtedness Incurred under the Existing Credit Facility) or any other Pari Passu Lien Obligation (including the Notes issued on the Closing Date) in an aggregate principal amount at any one time outstanding not exceeding £5,300,000,000;

(2)                                  Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any subsequent transfer of such Indebtedness or any other event that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary shall be deemed to constitute the Incurrence of such Indebtedness by the obligor thereon or (B) if the Issuer or the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated for the benefit of the Holders to the prior payment in full in cash of all obligations with respect to the Notes or the Note Guarantee by the Company, as the case may be;

(3)                                  Indebtedness (A) represented by the Notes and the Exchange Notes (not including any Additional Notes); and (B) outstanding on the Closing Date (other than the Indebtedness described in clauses (1) and (2) of this paragraph (b));

(4)                                  Indebtedness consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in clauses (3) or (4) of this paragraph (b) or under paragraph (a);

(5)                                  Indebtedness of a Restricted Subsidiary acquired by the Company, the Issuer or any other Restricted Subsidiary after the Closing Date Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company, the Issuer or any other Restricted Subsidiary (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company, the Issuer or any other Restricted Subsidiary) or any Refinancing Indebtedness in respect thereof, not exceeding £75 million in the aggregate at any one time outstanding;

(6)                                  Indebtedness (A) in respect of performance, bid, completion, surety or appeal bonds provided by the Company, the Issuer and any other Restricted Subsidiary in the ordinary course of their business and (B) under Interest Rate Agreements and Currency Agreements entered into for bona fide hedging purposes of the Company, the Issuer and any other Restricted Subsidiary in the ordinary course of business;

(7)                                  Purchase Money Indebtedness and Capitalized Lease Obligations Incurred after the Closing Date for the purpose of financing all or any part of the purchase price or cost of construction or improvement (including the cost of design, development, construction, acquisition, transportation, installation, improvement and migration) of assets; provided, however, that the aggregate principal amount of Indebtedness Incurred pursuant to this clause (7), together with all other outstanding Indebtedness Incurred after the Closing Date pursuant to this clause (7), shall not exceed as of the date of Incurrence the greater of (A) 2.75% of Total Assets and (B) £150 million;

(8)                                  (i) Guarantees of the Notes and related guarantees to be issued in exchange for such Guarantees pursuant to any Registration Rights Agreement, (ii) Guarantees by a Restricted Subsidiary in favor of the U.K. HM Revenue and Customs in connection with the U.K. tax liability of the Company or any Restricted Subsidiary (including, without limitation, any VAT liabilities), Guarantees of other Indebtedness not otherwise prohibited by this Section 4.09 and Guarantees of Indebtedness which by its terms must be Guaranteed if the Notes are Guaranteed;

(9)                                  Indebtedness of the Company, the Issuer or any other Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(10)                            Indebtedness constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances or other similar instruments or obligations issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims or other Indebtedness Incurred with respect to reimbursement-type obligations regarding workers’ compensation claims and under other similar legislation; provided, however, that upon the drawing or other funding of such letters of credit or other instruments or obligations, such drawings or fundings are reimbursed within 30 days;

(11)                            Indebtedness arising from agreements of the Company, the Issuer or any other Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees or other credit support of Indebtedness or other obligations of any Person (other than the Company or any Restricted Subsidiary) acquiring all or any portion of such business, assets or Capital Stock or any Affiliate of such Person; provided that such Indebtedness is not reflected on the balance sheet of the Company, the Issuer or any other Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will be deemed not to be reflected on such balance sheet for purposes of this clause (11));

(12)                            the Incurrence of Indebtedness consisting of guarantees of loans or other extensions of credit made to or on behalf of officers, directors, employees or consultants of the Company, the Issuer or any other Restricted Subsidiary for the purpose of permitting such persons to purchase Capital Stock of the Company, the Issuer or any other Restricted Subsidiary, in an amount not to exceed £10 million at any one time outstanding;

(13)                            the Incurrence of Indebtedness by a Receivables Subsidiary in a Qualified Receivables Transaction that is not recourse to the Company, the Issuer or any of their Subsidiaries (except for Standard Securitization Undertakings) in an amount not to exceed £300 million at any one time outstanding;

(14)                            the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock (where the payment of such dividends is not part of a financing transaction);

(15)                            Indebtedness of the Company, the Issuer or any other Restricted Subsidiary relating to any VAT liabilities or deferral of PAYE taxes with the agreement of the U.K. HM Revenue and Customs; and

(16)                            Indebtedness (other than Indebtedness permitted to be Incurred pursuant to the foregoing paragraph (a) or any other clause of this paragraph (b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (16) and then outstanding, will not exceed the greater of (A) 3.0% of Total Assets and (B) £300 million.

(c)                                  For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.09:

(1)                                  Bank Indebtedness Incurred on or prior to the Closing Date shall be treated as Incurred pursuant to clause (1) of paragraph (b) above

(2)                                  Indebtedness permitted by this Section 4.09 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 4.09 permitting such Indebtedness;

(3)                                  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.09, the Company, in its sole discretion (except as specified in this paragraph (c)), shall classify or reclassify from time to time such Indebtedness and only be required to include the amount of such Indebtedness in one of such clauses; and

(4)                                  the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness permitted to be Incurred under this Section 4.09 shall not be double counted.

(d)                                 For the purposes of determining compliance with any pound sterling-denominated restriction on the Incurrence of Indebtedness denominated in a currency other than pounds sterling, the sterling-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (x) the sterling-equivalent principal amount of any such Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (y) if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a currency other than pounds sterling, and such refinancing would cause the applicable sterling-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such pound sterling-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced based on the exchange rate between the currency of the Indebtedness being Refinanced and the currency of the Refinancing Indebtedness and (z) the sterling-equivalent principal amount of Indebtedness denominated in a currency other than pounds sterling and Incurred pursuant to any Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at the Company’s option, (i) the Closing Date, (ii) any date on which any of the respective commitments under the Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

Section 4.10                                Sales of Assets and Subsidiary Stock.

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1)                                  the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition;

(2)                                  at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, Temporary Cash Investments or Additional Assets; and

(3)                                  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be,

(A)                              first, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Indebtedness), to prepay or repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Indebtedness of the Company or any Restricted Subsidiary, other than Indebtedness that is either unsecured or is Pari Passu Debt or Indebtedness that is subordinate or junior in right of payment to the Notes and the Note Guarantees;

(B)                                second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets or any capitalized expense related thereto (including by means of an Investment in Additional Assets or any capitalized expense related thereto by a Restricted Subsidiary with Net Available Cash received by the Company or a Restricted Subsidiary);

(C)                                third, to the extent of the balance of such Net Available Cash not applied in accordance with clauses (A) and (B) within 366 days from the later of such Asset Disposition or the receipt of such Net Available Cash (provided, however, that such 366-day period shall be extended by up to 180 days to the extent a binding contractual commitment to reinvest in or purchase Additional Assets or any capitalized expense related thereto shall have been entered into by such 366th day to the extent such commitment remains in effect and the planned reinvestment or purchase has not been abandoned or cancelled), to make an Excess Proceeds Offer (as defined in paragraph (b) of this Section 4.10) to purchase Notes pursuant to and subject to the conditions set forth in paragraph (b) of this Section 4.10, subject to proration as described in paragraph (b) below or an offer to purchase any other Public Debt or similar securities of the Company or any Restricted Subsidiary outstanding on the date of such Excess Proceeds Offer that is pari passu in right of payment with the Notes or any Guarantee from the Company or any Restricted Subsidiary and subject to terms and conditions in respect of Asset Dispositions similar in all material respects to the covenant described hereunder and requiring the Company and any Restricted Subsidiary to make an offer to purchase such Indebtedness at substantially the same time as such Excess Proceeds Offer (the “Pari Passu Debt”); and

(D)                               fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C) (including any amounts for Notes not tendered in any Excess Proceeds Offer), for any general corporate purpose permitted by the terms of this Indenture;

provided, however, that in connection with any prepayment or repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A), (C) or (D) above, other than in connection with Bank Indebtedness Incurred under any revolving facility the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so permanently prepaid or repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value unless the Company or such Restricted Subsidiary can incur such Indebtedness on such date under this Indenture; and

provided further, that in the event of any Asset Disposition of Collateral, the Company or such Restricted Subsidiary shall (i) pledge any Additional Assets referred to in clause (B) above in favor of the Notes and (ii) deposit any Net Available Cash, pending application in accordance with the above provisions, in bank accounts such that such Net Available Cash forms part of the Collateral; provided that, in each case, if such assets (y) are required to be pledged for the benefit of the Existing Credit Facility or any other Pari Passu Lien Obligation or (z) would have been required to be pledged under Section 4.19.

(b)                                 In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(3)(C) of this Section 4.10, the Issuer will be required to purchase Notes tendered pursuant to an offer by the Issuer for the Notes (an “Excess Proceeds Offer”), which Excess Proceeds Offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of over-subscription and calculation of the principal amount of Notes denominated in different currencies) set forth in this Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and Section 3.09, the Issuer may apply the remaining Net Available Cash in accordance with clause (a)(3)(D) of this Section 4.10. The Issuer will not be required to make an Excess Proceeds Offer for Notes (or any offer for any other Indebtedness) pursuant to this Section 4.10 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(3)(A) and (a)(3)(B)) is less than £40 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Excess Proceeds Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of each Excess Proceeds Offer, the amount of Allocable Excess Proceeds will be reset at zero.

The term “Allocable Excess Proceeds” means the product of:

(y)                                  the amount of Net Available Cash remaining after application in accordance with clauses (a)(3)(A) and (a)(3)(B) above, and

(z)                                    a fraction,

(1)                                  the numerator of which is the aggregate principal amount of the Notes outstanding on the date of an Excess Proceeds Offer, plus accrued and unpaid interest thereon, if any, to such date, and

(2)                                  the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of such Excess Proceeds Offer, plus accrued and unpaid interest thereon, if any, to such date, and the aggregate principal amount (or accreted value in the case of Indebtedness with original issue discount) of any Pari Passu Debt plus accrued and unpaid interest thereon, if any, to such date.

(c)                                  For the purposes of this Section 4.10, the following are deemed to be cash:

(1)                                  Indebtedness and other liabilities shown on the most recent balance sheets of the Company and any Restricted Subsidiary prior to the date of such Asset Disposition (other than Subordinated Obligations) (i) that are assumed by the transferee of any such assets and (ii) for which the Company and the Restricted Subsidiaries are released from all liability at the time of such Asset Disposition;

(2)                                  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted, sold or exchanged by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments within 90 days, to the extent of the cash or Temporary Cash Investments received in that conversion, sale or exchange; and

(3)                                  any Designated Non-Cash Consideration.

(d)                                 The Issuer will comply with the requirements of Section 14(e) of the Exchange Act and any applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

Section 4.11                                Transactions with Affiliates.

(a)                                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions (including the purchase, sale, lease or exchange of any Property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless such transaction is on terms:

(1)                                  that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate;

(2)                                  that, in the event such Affiliate Transaction involves an aggregate amount in excess of £25 million:

(A)                              are set forth in writing; and

(B)                                have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction; and

(3)                                  that, in the event such Affiliate Transaction involves an aggregate amount in excess of £100 million, have been determined by an Independent Financial Advisor to be fair, from a financial standpoint, to the Company and the Restricted Subsidiaries.

(b)                                 The provisions of the foregoing paragraph (a) will not apply to:

(1)                                  any Restricted Payment permitted to be paid or made pursuant to Section 4.07;

(2)                                  transactions between the Company and any Restricted Subsidiary (other than a Receivables Subsidiary) or between Restricted Subsidiaries (other than a Receivables Subsidiary);

(3)                                  sales of accounts receivable or any participations therein to a Receivables Subsidiary in connection with any Qualified Receivables Transaction;

(4)                                  in respect of clauses (2) and (3) of paragraph (a) above, only, any issuance of securities, or other payments, awards or grants in cash, securities (including stock options and similar rights) or similar transfers to employees, directors and consultants of the Parent, the Company, or any Restricted Subsidiary and any of their Subsidiaries pursuant to, or for the purpose of funding, employment arrangements, stock options and share ownership plans;

(5)                                  in respect of clauses (2) and (3) of paragraph (a) above, only, any loans or advances, or Guarantees of third-party loans, to directors, officers, employees and consultants in the ordinary course of business in accordance with past practices of the Parent, the Company or any Restricted Subsidiary, as applicable;

(6)                                  the payment of reasonable fees and indemnities (including under customary insurance) to directors, officers and consultants of the Parent, the Company, any Restricted Subsidiary and any of their Subsidiaries;

(7)                                  any tax sharing agreement or arrangement and payments pursuant thereto between or among the Parent, the Company, any Virgin Media Holding Company, the Issuer and any other Restricted Subsidiaries not otherwise prohibited by this Indenture;

(8)                                  commercial transactions on arm’s-length terms entered into in the ordinary course of business of which the disinterested directors of the Company have been notified, or if there are no disinterested directors, the directors;

(9)                                  transactions with Affiliates in their capacity as holders of Indebtedness or Capital Stock of the Issuer, the Company or any Restricted Subsidiary, so long as such Affiliates are treated no more favorably than holders of such Indebtedness or Capital Stock generally;

(10)                            transactions with Affiliates in their capacity as borrowers of Indebtedness from the Issuer, the Company or any Restricted Subsidiary, so long as such Affiliates are treated no more favorably than holders of such Indebtedness or Capital Stock generally;

(11)                            any agreement in effect on the Closing Date or any amendment or other modification thereto (so long as such amendment or other modification is not disadvantageous to the Holders in any material respect) or any transactions pursuant thereto;

(12)                            the issuance and sale of Capital Stock of the Parent or the Company to (A) any officer, director or consultant of the Company, any Restricted Subsidiary or any other Virgin Media Holding Company pursuant to agreements outstanding on the Closing Date, or (B) any Virgin Media Holding Company or any Restricted Subsidiary;

(13)                            the entering into, maintaining or performing of any employee contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer, director or consultant heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements;

(14)                            any insurance arrangements entered into in the ordinary course of business with a captive insurance company;

(15)                            transactions between any Restricted Subsidiary and VM FinanceCo and/or Virgin Media Communications, or between the Company and VM FinanceCo and/or Virgin Media Communications, in each case, to effect or facilitate a transfer of any property or asset from the Company and/or any Restricted Subsidiary to another Restricted Subsidiary and/or the Company, as applicable;

(16)                            transactions relating to the provision of Intra-Group Services in the ordinary course of business; or

(17)                            any transaction in the ordinary course of business between or among the Issuer or any Restricted Subsidiary and any Affiliate of the Company that is an Unrestricted Subsidiary or a joint venture or similar entity (including a Permitted Joint Venture) that would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Unrestricted Subsidiary, joint venture or similar entity.

Section 4.12                                Liens.

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any consensual Lien of any nature whatsoever (other than Permitted Liens) on any of its Property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired.

Section 4.13                                Business Activities.

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, other than a Permitted Business, except for any businesses that are immaterial to the business as a whole.

Section 4.14                                Corporate Existence.

Subject to Article 5 hereof, the Issuer and each Note Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                  its corporate existence, and the corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary; and

(2)                                  the rights (charter and statutory), licenses and franchises of the Issuer, each Note Guarantor and the Restricted Subsidiaries;

provided, however, that the Issuer and each Note Guarantor shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Restricted

Subsidiaries, if the Board of Directors or an Officer of the Issuer shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Issuer, each Note Guarantor and the Restricted Subsidiaries, taken as a whole.

The foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary (other than the Issuer) or any of its assets in compliance with the terms of this Indenture.

Section 4.15                                Offer to Repurchase Upon Change of Control.

(a)                                  Upon the occurrence of a Change of Control, each Holder will have the right to require the Issuer to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase the Notes pursuant to this section in the event that it has exercised its right to redeem all of the Notes pursuant to Section 3.07 hereof.

(b)                                 Within 30 days following any Change of Control giving rise to the obligations under this Section 4.15 or, at the Issuer’s option, at any time prior to a Change of Control but following the public announcement thereof, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the “Repurchase Offer”) stating:

(1)                                  that a Change of Control has occurred (or will occur) and that such Holder has the right to require the Issuer to repurchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)                                  the circumstances and relevant facts regarding such Change of Control;

(3)                                  if a Change of Control has been publicly announced but has not occurred at the time such notice is mailed, that the Repurchase Offer is conditioned on the consummation of such Change of Control occurring prior to or concurrent with the repurchase;

(4)                                  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

(5)                                  that any Note not tendered will continue to accrue interest;

(6)                                  that, unless the Issuer defaults in the payment of the purchase price, all Notes accepted for payment pursuant to the Repurchase Offer will cease to accrue interest after the repurchase date;

(7)                                  that Holders electing to have any Notes purchased pursuant to a Repurchase Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the repurchase date;

(8)                                  that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the repurchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(9)                                  that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof, or equal to £1,000 in principal amount or an integral multiple thereof, as the case may be.

The Issuer will comply with the requirements of Section 14(e) of the Exchange Act and any applicable securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.15. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.15, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

(c)                                  On the repurchase date, the Issuer will, to the extent lawful:

(1)                                  accept for payment all Notes or portions thereof properly tendered pursuant to the Repurchase Offer;

(2)                                  deposit with the relevant Paying Agent an amount equal to the purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)                                  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The relevant Paying Agent will promptly mail to each Holder of Notes properly tendered the purchase price for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $100,000 or an integral multiple of $1,000 in excess thereof, or in a minimum principal amount of £50,000 or an integral multiple of £1,000 in excess thereof, as the case may be.

If, at the time of the Change of Control, any series of the Notes is listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange, notice will be published in Luxembourg as set forth in Section 3.03 hereof.

The Issuer will publicly announce the results of the Repurchase Offer on or as soon as practicable after the repurchase date.  If any series of the Notes is listed on the Luxembourg Stock Exchange and if required by the rules of the Luxembourg Stock Exchange notice will be published in Luxembourg as set forth in Section 3.03 hereof.

(d)                                 The Issuer will not be required to make a Repurchase Offer upon a Change of Control if a third party makes the Repurchase Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Repurchase Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Repurchase Offer. The Issuer shall not be required to effect more than one Repurchase Offer, including repurchasing all Notes validly tendered and not withdrawn under such Repurchase Offer, for each Change of Control.

Section 4.16                                Sale/Leaseback Transactions.

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any Property unless:

(a)                                  the Company or such Restricted Subsidiary would be entitled to:

(1)                                  Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.09; and

(2)                                  create a Lien on such Property securing such Attributable Debt pursuant to Section 4.12;

(b)                                 the net proceeds received by the Company or such Restricted Subsidiary in connection with such Sale/Leaseback Transaction represent the Fair Market Value of such Property; and

(c)                                  the transfer of such Property is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.10.

Section 4.17                                Designation of Restricted and Unrestricted Subsidiaries.

(a)                                  The Board of Directors may designate any Restricted Subsidiary of the Company or any Affiliate Guarantor (including any newly acquired or newly formed Subsidiary) other than the Issuer to be an Unrestricted Subsidiary if:

(1)                                  no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation;

(2)                                  such Restricted Subsidiary and any of its Subsidiaries do not own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Company or any Restricted Subsidiary other than a Subsidiary of the Restricted Subsidiary to be designated an Unrestricted Subsidiary;

(3)                                  either:

(A)                              the Restricted Subsidiary to be so designated has total Consolidated assets of £1,000 or less; or

(B)                                if such Restricted Subsidiary has Consolidated assets greater than £1,000, then the Company would be permitted to make an Investment under Section 4.07 after giving effect to such designation in the amount specified in the definition of “Investment”;

(4)                                  all of the Indebtedness of such Restricted Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt unless the Guarantee or other credit support related to any such Indebtedness could be Incurred by the Company or the relevant Restricted Subsidiary under this Indenture;

(5)                                  such Restricted Subsidiary is a Person with respect to which neither the Company nor any other Restricted Subsidiary has any direct or indirect obligation:

(A)                              to subscribe for additional Capital Stock of such Person; or

(B)                                to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)                                  on the date such Restricted Subsidiary is designated an Unrestricted Subsidiary, such Restricted Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company, the Issuer or any other Restricted Subsidiary with terms substantially less favorable to the Company, the Issuer or any other Restricted Subsidiary than those that might have been obtained from Persons who are not Affiliates of the Company other than transactions that comply with Section 4.11.

In the event of any such designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.07.

(b)                                 The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if immediately after giving effect to such designation:

(1)                                  no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such designation,

(2)                                  the Company could Incur £1.00 of additional Indebtedness under paragraph (a) of Section 4.09, and

(3)                                  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if incurred at that time, have been permitted to be Incurred for all purposes of this Indenture.

(c)                                  Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

Section 4.18                                [Intentionally omitted]

Section 4.19                                Guarantees of Indebtedness by Restricted Subsidiaries.

(a)                                  No Restricted Subsidiary (other than the Issuer or a Note Guarantor) shall guarantee or otherwise become obligated under any Indebtedness under the Existing Credit Facility or any Pari Passu Lien Obligations unless such Restricted Subsidiary is or becomes an Additional Subsidiary Guarantor on the date on which such other guarantee or Indebtedness is Incurred (or as soon as reasonably practicable thereafter) and, if applicable, executes and delivers to the Trustee a supplemental Indenture (and such documentation relating thereto as the Trustee may reasonably require pursuant to the terms of this Indenture) pursuant to which such Restricted Subsidiary will provide an Additional Subsidiary Guarantee (which Additional Subsidiary Guarantee shall be senior to or pari passu with such Restricted Subsidiary’s guarantee of such other Indebtedness); provided that,

(1)                                  an Additional Subsidiary Guarantor’s Additional Subsidiary Guarantee may be limited in amount to the extent required by fraudulent conveyance, thin capitalization, corporate benefit, financial assistance or other similar laws (but, in such a case (A) each of the Company and the Restricted Subsidiaries will use their reasonable best efforts to overcome the relevant legal limit and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant limit and (B) the relevant guarantee shall be given on an equal and ratable basis with the guarantee of any other Indebtedness giving rise to the obligation to guarantee the Notes); and

(2)                                  for so long as it is not permissible under applicable law for a Restricted Subsidiary to become an Additional Subsidiary Guarantor, such Restricted Subsidiary need not become an Additional Subsidiary Guarantor (but, in such a case, each of the Company and the Restricted Subsidiaries will use its reasonable best efforts to overcome the relevant legal prohibition precluding the giving of the guarantee and will procure that the relevant Restricted Subsidiary undertakes all whitewash or similar procedures which are legally available to eliminate the relevant legal prohibition, and shall give such guarantee at such time (and to the extent) that it thereafter becomes permissible).

The preceding paragraphs shall not apply to (1) the granting by such Restricted Subsidiary of a Permitted Lien under circumstances which do not otherwise constitute the guarantee of Indebtedness of the Company or the Issuer; or (2) the guarantee by any Restricted Subsidiary of Indebtedness that refinances Indebtedness which benefited from a guarantee by any Restricted Subsidiary Incurred in compliance with this covenant immediately prior to such refinancing.

(b)                                 VM FinanceCo shall, within 60 days of the 2014 Notes Repayment, enter into Collateral Documents providing Liens over substantially the same assets as it provides for the benefit of the Existing Credit Facility or any Pari Passu Lien Obligations.

(c)                                  Within 60 days of the delivery by the Company of the financial statements for any fiscal year starting with the fiscal year ended December 31,  2010 under Section 4.03, the Company shall cause any Restricted Subsidiary to become a Note Guarantor under this Indenture so that the Issuer and the Note Guarantors on a Consolidated basis represent not less than seventy-five per cent (75%) of the EBITDA of the Company and the Restricted Subsidiaries for such fiscal year.

(d)                                 Each Restricted Subsidiary that becomes a Note Guarantor on or after the Closing Date shall also become a party to the Collateral Documents or execute separate Collateral Documents, as applicable, and the Intercreditor Deeds, as applicable, and shall as promptly as practicable execute and deliver such security instruments, financing statements, mortgages, deeds of trust (in substantially the same form as those executed and delivered with respect to the Collateral) and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Closing Date (but no greater scope) as may be necessary to vest in the Security Trustee a valid security interest (subject to Permitted Liens) upon all its properties and assets (other than the Excluded Assets) as security for the Notes or the Subsidiary Guarantees and as may be necessary to have such property or asset added to the Collateral as required under the Collateral Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect; provided, however, that if granting such security interest, as the case may be, in any such property or asset requires the consent of a third party, the Company will use commercially reasonable efforts to obtain such consent with respect to the security interest for the benefit of the Security Trustee on behalf of the Holders.

(e)                                  No Lien shall be required to be granted over any asset if such Lien may result in (i) any breach of corporate benefit, financial assistance, fraudulent preference or thin capitalisation laws or regulations or other considerations under applicable law of any applicable jurisdiction, (ii) a significant risk to the officers of the relevant grantor of the Lien of contravention of their fiduciary duties and/or of civil or criminal liability in any applicable jurisdiction or (iii) costs that are disproportionate to the benefit obtained by the beneficiaries of such Lien; provided that with respect to clause (iii) such Lien has not also been provided to the benefit of the Existing Credit Facility or any other Pari Passu Lien Obligations.

Section 4.20                                Anti-Layering

The Company will not, and will not permit any Restricted Subsidiary to, Incur Indebtedness that is subordinated in right of payment to other Indebtedness of the Company or any Restricted Subsidiary, unless such Indebtedness Incurred by the Company or a Restricted Subsidiary is also subordinated to the Notes; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company and the Restricted Subsidiaries solely by virtue of being unsecured, by virtue of being secured with different collateral, by virtue of being secured on a junior priority basis or by virtue of the application of waterfall or other payment-ordering provisions.

Section 4.21                                Further Instruments and Acts

Upon the request of the Trustee, but without the affirmative duty on the Trustee to do so, the Issuer and each Note Guarantor will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture and the High Yield Intercreditor Deed.

Section 4.22                                Listing

The Issuer will use its commercially reasonable efforts to list and maintain the listing of the Notes on the Luxembourg Stock Exchange or another comparable exchange.

Section 4.23                                Calculation of Sterling Denominated Restrictions

Except as provided in Section 4.09(d), for purposes of determining compliance with any sterling-denominated restriction in this Indenture, the Sterling Equivalent amount for purposes hereof that is denominated in a non-sterling currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-sterling amount is incurred or made, as the case may be.

Section 4.24                                Covenant Suspension

From and after the first day on which (i) the Notes have been assigned an Investment Grade Rating by at least two Rating Agencies and (ii) no Default or Event of Default under this Indenture has occurred and is continuing (the “Suspension Date”) the Company and the Restricted Subsidiaries shall cease to be subject to the following sections of this Indenture:  Section 3.09, Section 4.05, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.13, Section 4.16, Section 4.17 (b)(2)  and Section 5.01(a)(3) (collectively, the “Suspended Covenants”).

If at any time following the Suspension Date one or more Rating Agencies downgrades the rating assigned to the Notes to below an Investment Grade Rating with the result that less than two Rating Agencies maintain an Investment Grade Rating with respect to the Notes (such date being the “Reinstatement Date”), then the Suspended Covenants will thereafter be reinstated and again be applicable pursuant to the terms of this Indenture, unless and until the Notes subsequently again attain an Investment Grade Rating by two or more Rating Agencies. The period of time between the Suspension Date and the Reinstatement Date shall be referred to as the “Suspension Period”.

No action taken by either the Company or any of the Restricted Subsidiaries during the Suspension Period with respect to a Suspended Covenant (including, for the avoidance of doubt, any failure to comply with a Suspended Covenant) nor the compliance or performance by the Company or any of the Restricted Subsidiaries with any contractual obligation entered into during the Suspension Period with respect to a Suspended Covenant will constitute a Default, Event of Default or breach of any kind under this Indenture, the Notes or the Guarantees and will not result in any reduction of any amounts available under any of the baskets as of the Suspension Date that may apply under the Suspended Covenants.

ARTICLE 5

SUCCESSORS

Section 5.01                                Merger, Consolidation, or Sale of Assets.

(a)                                  The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)                                  the Company is the surviving corporation or the resulting, surviving or transferee Person other than the Company (the “Successor Company”) will be a corporation organized and existing under the laws of any country that is a Member State, Bermuda, the Cayman Islands, the United States of America, any State thereof or the District of Columbia, and the Successor Company will expressly assume, by agreements, executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, this Indenture, any Registration Rights Agreement, the Collateral Documents and the Intercreditor Deeds, as applicable, and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, as applicable;

(2)                                  immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Company which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                  immediately after giving effect to such transaction, the Company, if it is the surviving corporation, or the Successor Company, would be able to Incur an additional £1.00 of Indebtedness under paragraph (a) of Section 4.09;

(4)                                  each Note Guarantor (unless it is the other party to the transaction above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes and its obligations under the Collateral Documents and the Intercreditor Deeds, as applicable, shall continue to be in effect, and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Note Guarantor that is a Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, as applicable; and

(5)                                  the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the provisions described in this paragraph; provided, that in giving such opinion, such counsel may rely on an Officer’s Certificate as to compliance with clauses (2) and (3) above and as to any matters of fact.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and upon such substitution, the predecessor Company will be released from its obligations under this Indenture and the Notes, but, in the case of a conveyance, transfer or lease of all or substantially all its assets, such predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

Clauses (2) and (3) of this Section 5.01(a) will not apply to any transaction in which (A) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its properties and assets to the Company or (B) (i) the Company consolidates or merges with or into or transfers all or substantially all of its assets to an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction or changing its legal structure to a corporation or other entity or (ii) the Company consolidates or merges with or into or transfers all or substantially all of its assets to a Restricted Subsidiary so long as all assets of the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and the Restricted Subsidiaries immediately after the consummation thereof.

(b)                                 The Issuer and each Note Guarantor will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless:

(1)                                  the resulting, surviving or transferee Person if other than the Issuer or such Note Guarantor (the “Successor Entity”) will be a corporation organized and existing under the laws of a country that is a Member State, Bermuda, the Cayman Islands, the United States of America, any State thereof or the District of Columbia, and such Person (if not the Issuer or such Note Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, all the obligations of the Issuer or such Note Guarantor under this Indenture, the Note Guarantee, any Registration Rights Agreement, the Collateral Documents and the Intercreditor Deeds, as applicable, and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions, as applicable;

(2)                                  immediately after giving effect to such transaction (and treating any Indebtedness not previously an obligation of the Issuer or such Note Guarantor which becomes an obligation of the Successor Entity or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Entity or any Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                  each Note Guarantor shall have delivered a written instrument in form and substance satisfactory to the Trustee confirming its Note Guarantee in respect of this Indenture and the Notes and its obligations under any Registration Rights Agreement, Collateral Documents

and the Intercreditor Deeds, as applicable, shall continue to be in effect and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by such Subsidiary Guarantor, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions as applicable; and

(4)                                  the Issuer will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; provided that in giving such opinion, such counsel may rely on an Officer’s Certificate as to compliance with clause (2) above and as to any matters of fact.

Notwithstanding the foregoing, the Company or any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or any Note Guarantor; provided, however, that neither the Company nor any Restricted Subsidiary shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to any Note Guarantor if following such consolidation, merger or transfer such Note Guarantor would be prohibited by applicable law from continuing to provide a Note Guarantee or the amount of such Note Guarantee would be required to be limited to a greater extent than immediately prior to such consolidation, merger or transfer.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                                Events of Default.

(a)                                  Each of the following is an “Event of Default”:

(1)                                  a default in any payment of interest on, or Additional Amounts with respect to, any Note when due and payable continued for 30 days;

(2)                                  a default in the payment of principal of or premium, if any, on any Note when due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)                                  the failure to comply with obligations under Article 5;

(4)                                  the failure to comply for 30 days after notice with any obligations under Section 4.10  or Section 4.15 (in each case, other than a failure to purchase Notes, which will constitute an Event of Default under Section 6.01(a)(2));

(5)                                  the failure to comply for 60 days after notice with any other agreement contained in the Notes, this Indenture, the Collateral Documents and the Intercreditor Deeds; provided, however, that the Company shall have 90 days after receipt of such notice to remedy, or receive a waiver for, any failure to comply with its obligations to file its annual quarterly and current reports in accordance with Section 4.03 or to comply with Section 314(a)(1) of the Trust Indenture Act so long as the Company is attempting to cure sure failure as promptly as reasonably practicable;

(6)                                  the failure by the Company, the Issuer or any other Restricted Subsidiary or any other Virgin Media Holding Company to pay any Indebtedness within any applicable grace period after final maturity, or the acceleration of any such Indebtedness by the holders thereof because of a default, if, in each case, the total amount of such Indebtedness unpaid or accelerated exceeds £50 million or its equivalent in another currency;

(7)                                  (A) a proceeding is commenced seeking a decree or order for (i) relief in respect of the Company, the Issuer or a Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company, the Issuer or a Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Issuer or a Significant Subsidiary or (iii) the winding up or liquidation of the affairs of the Company, the Issuer or a Significant Subsidiary (other than, except in the case of the Issuer, a solvent winding up or liquidation in connection with a transfer of assets among the Company and the Restricted Subsidiaries) and, in each case, such proceeding shall remain unstayed and in effect for a period of 30 consecutive days; or (B) other than, except in the case of the Issuer, in relation to a solvent winding up or liquidation in connection with a transfer of assets among the Company and the Restricted Subsidiaries, the Company, the Issuer or a Significant Subsidiary (i) commences a voluntary case (including taking any action for the purpose of winding up) under any applicable Bankruptcy Law, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, examiner, administrator, sequestration or similar official of the Company, the Issuer or a Significant Subsidiary or for all or substantially all of the property and assets of the Company, the Issuer or a Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;

(8)                                  the rendering of any judgment or decree for the payment of money in excess of £50 million or its equivalent in another currency against the Company or any Restricted Subsidiary if such judgment or decree remains outstanding for a period of 60 days following such judgment or decree and is not discharged, waived or stayed before the end of such period;

(9)                                  any Note Guarantee of the Company or a Significant Subsidiary or any of the Intercreditor Deeds ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company or a Significant Subsidiary or Person acting by or on behalf of either the Company or a Significant Subsidiary denies or disaffirms in writing the Company’s or a Significant Subsidiary’s obligations under this Indenture or any Note Guarantee (other than by reason of the termination of this Indenture or such Note Guarantee or the release of such Note Guarantee in accordance with such Note Guarantee or this Indenture); or

(10)                            with respect to any Collateral having a fair market value in excess of £100 million, individually or in the aggregate, (A) the failure of the Lien with respect to such Collateral under the Collateral Documents, at any time, to be in full force and effect in any material respect for any reason other than in accordance with their terms and the terms of this Indenture and other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture if such Default continues for 60 days after receipt of notice by the Trustee of such event, (B) the declaration by any court of competent jurisdiction in a judicial proceeding that the Lien with respect to such Collateral created under the Collateral Documents or under this Indenture is invalid or unenforceable, if such Default continues for 60 days or (C) the assertion in writing by the Company or any Note Guarantor, in any pleading in any court of competent jurisdiction, that any such Lien is invalid or unenforceable and any such Default continues for 60 days.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(b)                                 A default under clause (4) or (5) of Section 6.01(a) will not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Issuer and the Trustee of the default and the Company, the Issuer or the relevant Restricted Subsidiary, as applicable, does not cure such default within the time specified in clause (4) or (5) of Section 6.01(a) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a notice of Default. When a Default or an Event of Default is cured within the time specified, it ceases. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (a)(6) of this Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (a)(6) of this Section 6.01 shall be remedied or cured, or waived by the holders of the Indebtedness, or the Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c)                                  The Issuer will deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer’s Certificate of any event which is, or with the giving of notice or lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take in respect thereof.

Section 6.02                                Acceleration.

Subject to the terms of the Group Intercreditor Deed and the provisions of Section 6.01(b), if an Event of Default (other than an Event of Default under the bankruptcy provisions described in clause (7) of Section 6.01(a) with respect to the Issuer, any Note Guarantor or any Significant Subsidiary) occurs and is continuing and is known to the Trustee, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by notice to the Issuer may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default under the bankruptcy provisions described in clause (7) of Section 6.01(a) with respect to the Issuer, any Note Guarantor or any Significant Subsidiary occurs, the unpaid principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  Notwithstanding the above, if the Issuer exercises its covenant defeasance option under Article 8 hereof, payment of the Notes may not be accelerated pursuant to this Section 6.02 because of the occurrence of an Event of Default specified in clauses (4), (6), (7) or (8) of Section 6.01 or non-compliance with clause (a)(3) of Section 5.01.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, Special Interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03                                Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. Following such Event of Default, the Trustee is entitled to require all Agents to act under its direction.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

Section 6.04                                Waiver of Past Defaults.

Subject to Section 6.07 and Section 9.02 hereof, the Trustee, upon receipt of written notice from the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, may on behalf of the Holders of all of the Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder except a continuing Default or Event of Default in the payment of interest or the premium on, or the principal of the Notes (including in connection with an offer to purchase).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                                Control by Majority.

The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, in respect of the Notes.  However, the Trustee may refuse to follow any direction that the Trustee determines (after consultation with counsel) conflicts with law, this Indenture or the Intercreditor Deeds or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that may involve the Trustee in personal liability or expense; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with any such direction.  Prior to taking any action under this Indenture, the Trustee will be entitled to reasonable indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06                                Limitation on Suits.

(a)                                  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue a remedy with respect to this Indenture or the Notes unless:

(1)                                  such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)                                  Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3)                                  such Holders have provided the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)                                  the Trustee has not complied with such written request within 60 days after the receipt of such request and the security or indemnity reasonably satisfactory to the Trustee; and

(5)                                  the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

(b)                                 A Holder may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder.

Section 6.07                                Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note held by such Holder, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                                Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                                Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer, any other obligor upon the Notes, their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money, subject to the terms of the Intercreditor Deeds, in the following order:

First:                               to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:                to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:                           to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                                Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes, or to any suit initiated by any Holder for the enforcement of the payment of any principal of or interest on any Note, on or after its maturity date.

Section 6.12                                Stay, Extension and Usury Laws.

The Issuer shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 7

TRUSTEE

Section 7.01                                Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                  the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, with respect to certificates or opinions specifically required to be furnished to it hereunder, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                                  the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                  the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02, 6.04 or 6.05 hereof; and

(4)                                  no provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, it being understood that the Trustee shall not be required to advance its own funds in connection with its duties and responsibilities as Trustee.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                                  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture or the Intercreditor Deeds at the request of any Holders, unless such Holders have provided to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                                Rights of Trustee.

(a)                                  The Trustee may conclusively rely upon any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)                                    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture or the Intercreditor Deeds at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)                                 The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, direction, order, approval, bond, debenture, note, other evidence of indebtedness or other paper or document but the Trustee, in its sole and absolute discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(h)                                 The Trustee will have no duty to inquire as to the Issuer’s performance of the covenants in Article 4 hereof.  In addition, the Trustee will not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which a Responsible Officer of the Trustee has received written notification identifying the Notes or Indenture or obtained actual knowledge.

(i)                                     Neither the Trustee nor any clearing system through which the Notes are traded shall have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance, with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect of any transfer, exchange, redemption, purchase or repurchase, as applicable, of interest in any Note.

(j)                                     The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(k)                                  In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, will be taken.

(l)                                     The permissive right of the Trustee to take the actions enumerated in this Indenture or the Intercreditor Deeds will not be construed as an obligation or duty to do so and the Trustee will not be answerable other than for its own negligence or willful default.

(m)                               Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of the foregoing will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates or Opinions of Counsel, as applicable).

(n)                                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(o)                                 The Trustee may request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(p)                                 Under no circumstances will the Trustee be liable to the Company for any consequential loss (being loss of business, goodwill, opportunities or profit) even if advised of the possibility of such loss or damage.

(q)                                 The Trustee will not be liable if prevented or delayed in performing any of its obligations by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(r)                                    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(s)                                  The Trustee will be entitled to assume without inquiry, that the Issuer has performed in accordance with all of the provisions of this Indenture or Intercreditor Deeds, unless notified to the contrary.

Section 7.03                                Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Paying Agent or Registrar may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                                Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                                Notice of Defaults.

If a Default (or an Event of Default) occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder a notice of the Default or Event of Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06                                Reports by Trustee to Holders.

(a)                                  Within 60 days after each February 15 beginning with the February 15 following the Closing Date, and for so long as Notes remain outstanding, the Trustee will mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)                                 A copy of each report at the time of its mailing to the Holders will be mailed by the Trustee to the Issuer and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuer will promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

Section 7.07                                Compensation and Indemnity.

(a)                                  The Issuer and each Note Guarantor, jointly and severally, will pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder and thereunder as the Issuer and the Trustee shall from time to time agree in writing.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuer and each Note Guarantor, jointly and severally, will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements, expenses and advances of the Trustee’s agents, counsel, accountants and experts.

(b)                                 The Issuer and each Note Guarantor, jointly and severally, will indemnify the Trustee, and hold it harmless, against any and all losses, claims, damages, liabilities or expenses (including properly incurred attorney’s fees) incurred by it arising out of or in connection with the acceptance or administration of this trust and its duties under this Indenture or under the Intercreditor Deeds, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer will not relieve the Issuer of its obligations hereunder.  At the Trustee’s sole discretion, the Issuer will defend the claim and the Trustee will provide reasonable cooperation and may participate at the Issuer’s expense in the defense.  Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer will pay the properly incurred fees and expenses of such counsel; provided that the Issuer will not be required to pay such fees and expenses if it assumes the Trustee’s defense and there is, in the opinion of the Trustee, no conflict of interest between the Issuer and the Trustee in connection with such defense and no Default or Event of Default has occurred and is continuing.  The Issuer need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.  The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

(c)                                  The obligations of the Issuer under this Section 7.07 and any Lien arising hereunder will survive the resignation or removal of the Trustee, the discharge of the Issuer’s obligations pursuant to Article 10 or the termination of this Indenture.

(d)                                 To secure the Issuer’s payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                    The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08                                Replacement of Trustee.

(a)                                  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(1)                                  the Trustee fails to comply with Section 7.10 hereof;

(2)                                  the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                  a custodian or public officer takes charge of the Trustee or its property; or

(4)                                  the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                                Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10                                Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by U.S. federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

Section 7.11                                Preferential Collection of Claims Against Issuer.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                Option to Effect Legal Defeasance or Covenant Defeasance.

The Company and the Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes, the Note Guarantees, this Indenture, the Intercreditor Deeds and the Collateral Documents, and cause the release of all Liens on the Collateral granted under the Collateral Documents upon compliance with the conditions set forth below in this Article 8.

Section 8.02                                Legal Defeasance and Discharge.

Upon the Company’s or the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes, the Note Guarantees, this Indenture, the Intercreditor Deeds and the Collateral Documents, and cause the release of all Liens on the Collateral granted under the Collateral Documents on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Notes, the Note Guarantees,  this Indenture, the Intercreditor Deeds and the Collateral Documents, and cause the release of all Liens on the Collateral granted under the Collateral Documents (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a)                                  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(b)                                 the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust set forth in Article 2 hereof;

(c)                                  the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and

(d)                                 this Article 8.

Subject to compliance with this Article 8, the Issuer and the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                                Covenant Defeasance.

Upon the Company’s or the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10 (including Section 3.09), 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.19, 4.20, 4.21, 4.22, Section 5.01(a)(3) and Section 12.03  hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.  In addition, upon the Company’s or the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a) (4), (6), (7) (as it relates to Significant Subsidiaries and Note Guarantors) and (8) hereof will not constitute Events of Default.

Section 8.04                                Conditions to Legal Defeasance or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a)                                  The Company or the Issuer must irrevocably deposit in trust (subject to Section 8.05 hereof) with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof (in the case of the Dollar Notes) or cash in pounds sterling, UK Government Obligations or a combination thereof (in the case of the Sterling Notes), the principal of and interest on which will be sufficient, in the opinion of an Independent Financial Advisor, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, as specified in an Officer’s Certificate, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b)                                 in the case of an election under Sections 8.01 and 8.02 hereof, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(1)                                  the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(2)                                  since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal or U.K. income tax purposes as a result of such deposit and Legal Defeasance and will be subject to U.S. federal and U.K. income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;

(c)                                  in the case of an election under Sections 8.01 and 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal or U.K. income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to U.S. federal and U.K. income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred;

(d)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e)                                  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of the Restricted Subsidiaries is a party or by which the Issuer or any of the Restricted Subsidiaries is bound and is not prohibited by the Intercreditor Deeds;

(f)                                    the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes being defeased over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(g)                                 the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(h)                                 the Issuer provides the Trustee all other documents or other information that the Trustee may reasonably require in connection with the defeasance.

Section 8.05                                Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and U.S. Government Obligations or UK Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.  Money and securities so held in trust are not subject to the Intercreditor Deeds and the Trustee is not prohibited from paying such funds to Holders by the terms of this Indenture or the Intercreditor Deeds.

The Issuer will pay and indemnify the Trustee against any Taxes imposed or levied on or assessed against the cash or U.S. Government Obligations or UK Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such Taxes which by law are for the account of the Holders of the outstanding Notes.

The obligations of the Issuer under this Section 8.05 shall survive the resignation or renewal of the Trustee and/or satisfaction and discharge of this Indenture.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations or UK Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of an Independent Financial Advisor, expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times and the Financial Times, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars, U.S. Government Obligations, pounds sterling or UK Government Obligations in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders.

(a)           Notwithstanding Section 9.02 of this Indenture, the Parent, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Subsidiary Guarantees, the Intercreditor Deeds and the Collateral Documents without the consent of any Holder to:

(1)           cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

(2)           provide for the assumption by a successor corporation in accordance with this Indenture of the obligations of the Issuer under this Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents;

(3)           provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4)           add additional Guarantees with respect to the Notes;

(5)           add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Company, any Restricted Subsidiary or any of their Subsidiaries;

(6)           make any change that does not materially adversely affect the rights of any Holder in any respect, subject to the provisions of this Indenture, the Notes, the Subsidiary Guarantees, the Intercreditor Deeds and the Collateral Documents;

(7)           provide for the issuance of Additional Notes;

(8)           mortgage, pledge, hypothecate or grant a security interest in any Property for the benefit of any Person or add additional Collateral to secure the Notes and Subsidiary Guarantees; provided, however, that the granting of such security interest is not prohibited by this Indenture and Section 4.12 is complied with;

(9)           release Note Guarantees and/or Liens in favor of the Security Trustee in the Collateral in accordance with the terms of this Indenture, the Intercreditor Deeds and the Collateral Documents, as applicable;

(10)         comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(11)         provide for a reduction in the minimum denominations of the Notes;

(12)         provide for the issuance of Exchange Notes or Private Exchange Notes, which are identical to Exchange Notes except that they are not freely transferable;

(13)         make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(14)         add additional secured parties to the extent Liens securing obligations held by such parties are permitted under this Indenture;

(15)         enter into additional or supplemental Collateral Documents;

(16)         subject to clauses (A) and (B) of the last paragraph of Section 9.02, enter into any amendments or supplements to any of the Intercreditor Deeds or any Additional Intercreditor Deed or any Collateral Documents that is not prohibited by the terms of this Indenture and the Intercreditor Deed or Additional Intercreditor Deed, as applicable; and

(17)         provide for the succession of any parties to the Collateral Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture and the relevant Collateral Document.

(b)           After an amendment becomes effective, the Issuer is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment. In addition, for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Issuer will inform such exchange of any amendment, supplement or waiver and will publish notice of such amendment, supplement or waiver in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu).

(c)           Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02           With Consent of Holders.

Except as provided below in this Section 9.02, the Parent, the Company, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, the Notes and the Note Guarantees with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes) and, subject to this Indenture and the Notes, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes); provided, however, that if any amendment, waiver or other modification would only affect the Dollar Notes or the Sterling Notes only the consent of the Holders of at least a majority in principal amount of the then-outstanding Notes of the affected series (and not the consent of the Holders of any other series of Notes) shall be required.  Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes.

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment or waiver;

(b)           reduce the rate of or extend the time for payment of interest on any Note;

(c)           reduce the principal of or extend the Stated Maturity of any Note;

(d)           reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed pursuant to Section 3.07 hereof;

(e)           make any Note payable in money other than that stated in the Note;

(f)            impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(g)           make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions described in this sentence; and

(h)           modify the Note Guarantees in any manner materially adverse to the Holders.

In addition, (A) without the consent of at least seventy-five per cent (75%) in aggregate principal amount of Notes then outstanding, no amendment or supplement may:

(1)           release any Note Guarantor or the Company from any of its obligations under its Note Guarantee, as the case may be, except in accordance with the terms of this Indenture; and

(2)           modify any Collateral Document or the provisions in this Indenture dealing with Collateral Documents or application of trust moneys in any manner, taken as a whole, materially adverse to the Holders or otherwise release all or substantially all of the Collateral except in accordance with the terms of this Indenture; and

(B)           without the consent of each affected Holder, no amendment or supplement to any Intercreditor Deed may be made that materially adversely affects (x) the ranking (as it relates to the right to receive payments on enforcement) of the Notes and Note Guarantees with respect to any Pari Passu Lien Obligations and (y) the subordination (as it relates to the right to receive payments on enforcement) of Subordinated Obligations to the Notes and Note Guarantees as set forth in the Intercreditor Deeds;

Section 9.03           Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04           Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such

Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05           Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06           Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  In executing any amended or supplemental indenture, the Trustee will be provided with and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
SATISFACTION AND DISCHARGE

Section 10.01         Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees issued hereunder, when:

(a)           either:

(1)           all the Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and applicable Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer in accordance with this Indenture, have been delivered to the Trustee for cancellation; or

(2)           all the Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars or U.S. Government Obligations, in the case of the Dollar Notes, or cash in pounds sterling or UK Government Obligations, in the case of the Sterling Notes, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the applicable Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest to the date of maturity or redemption;

(b)           no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which the Issuer is bound;

(c)           the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and

(d)           the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the applicable Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section, the provisions of Section 10.02 and Section 8.06 will survive.  In addition, nothing in this Section 10.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02         Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11
GUARANTEES

Section 11.01         Guarantees.

(a)           Each Note Guarantor hereby jointly and severally irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, or interest, premium, if any, on, the Notes and all other monetary obligations of the Issuer under this Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the

“Guaranteed Obligations”).  Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Note Guarantor, and that each such Note Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.  The Note Guarantees will be substantially in the form of Exhibit B or C hereto.

(b)           Each Note Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Note Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.  The obligations of each Note Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Note Guarantor, except as provided in Sections 11.02(b) and (c).

(c)           Each Note Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Note Guarantors, such that such Note Guarantor’s obligations would be less than the full amount claimed.  Each Note Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Note Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Note Guarantor hereunder.  Each Note Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Note Guarantor. For the avoidance of doubt (notwithstanding the foregoing), each Note Guarantor waives the droit de division and the droit de discussion or any right having similar effect which may be claimed under the laws of the Island of Jersey.

(d)           Each Note Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)           Except as expressly set forth in Sections 8.02, 11.02, 11.06, 11.08 and the Intercreditor Deeds, the obligations of each Note Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Note Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Note Guarantor or would otherwise operate as a discharge of any Note Guarantor as a matter of law or equity.

(f)            Except as expressly set forth in Sections 8.02, 11.02, 11.06, 11.08 and the Intercreditor Deeds, each Note Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Each Note Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(g)           In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid principal amount of such Guaranteed Obligations, (2) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (3) all other monetary obligations of the Issuer to the Holders and the Trustee.

(h)           Each Note Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of Section 11.01.

(i)            Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under Section 11.01.

(j)            The Company shall procure that each of the Note Guarantors shall provide Note Guarantees within 45 days of the Closing Date, provided that Note Guarantors representing at least 50% of the EBITDA of the Company and the Restricted Subsidiaries on a combined basis for the fiscal year ended December 31, 2008 shall have provided Note Guarantees as of the Closing Date.

(k)           Upon request of the Trustee, each Note Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 11.02         Limitation on Liability.

Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Note Guarantor without rendering the Guarantee, as it relates to such Note Guarantor, voidable under applicable law relating to ultra vires, fraudulent conveyance, fraudulent transfer, corporate benefit or similar laws affecting the rights of creditors generally or other considerations under applicable law.

Section 11.03         Successors and Assigns.

This Article 11 shall be binding upon each Note Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 11.04         No Waiver.

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

Section 11.05         Modification.

No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 11.06         Execution of Supplemental Indenture for Future Guarantors.

(a)           Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 4.19,

(b)           each Virgin Media Holding Company that is not a Subsidiary of Parent that guarantees the Notes on a senior basis as contemplated in the last paragraph of the definition of “Change of Control,” shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary or Virgin Media Holding Company shall become a Note Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations.  Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or Virgin Media Holding Company and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Note Guarantor is a legal, valid and binding obligation of such Note Guarantor, enforceable against such Note Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

Section 11.07         Non-Impairment

The failure to endorse a Note Guarantee on any Note shall not affect or impair the validity thereof.

Section 11.08         Release of Guarantees.

(a)           Subject to the following paragraph and the terms of the Intercreditor Deeds, each Note Guarantee, once it becomes due, is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Note Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.

(b)           Each Note Guarantee by a Note Guarantor will be automatically and unconditionally released and discharged, and each Note Guarantor and its obligations under the Note Guarantee, this Indenture, the Collateral Documents and the Intercreditor Deeds will be released and discharged:

(1)           upon the defeasance or discharge of the Notes as provided in Article 8 or Article 10, in each case in accordance with the terms of this Indenture;

(2)           upon an enforcement action, pursuant to the terms of the Group Intercreditor Deed;

(3)           with respect to an Additional Subsidiary Guarantee given under Section 4.19, upon release of the guarantee that gave rise to the requirement to issue such Additional Subsidiary Guarantee so long as no Event of Default would arise as a result and no other Indebtedness that would give rise to an obligation to give an Additional Subsidiary Guarantee is at that time guaranteed by the relevant Subsidiary Guarantor; and

(4)           with respect to Subsidiary Guarantors only, upon:

(A)          any sale, exchange, transfer or disposition of (whether by merger, consolidation or the sale of) the Capital Stock of such Subsidiary Guarantor after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary or the sale of all or substantially all the assets (other than by lease) of such Subsidiary Guarantor, whether or not such Subsidiary Guarantor is the surviving corporation in such transaction to a Person which is not the Company or a Restricted Subsidiary; provided that such sale, exchange, transfer or disposition is made in compliance with this Indenture, including Section 4.10 (it being understood that only such portion, if any, of the Net Available Cash as is required to be applied on or before the date of such release in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time) and Section 5.01;

(B)           the release or discharge of such Subsidiary Guarantor from its Guarantee of Indebtedness of the Company and the Subsidiary Guarantors under the Existing Credit Facility or any Pari Passu Lien Obligation (including by reason of the termination of the Existing Credit Facility or any Pari Passu Lien Obligation) and/or the Guarantee that resulted in the obligation of such Subsidiary Guarantor to guarantee the Notes, if such Subsidiary Guarantor would not then otherwise be required to guarantee the Notes pursuant to this Indenture (and treating any Guarantees of such Subsidiary Guarantor that remain outstanding as Incurred at least 30 days prior to such release or discharge), except a discharge or release by or as a result of payment under such Guarantee; provided that if such Person has Incurred any Indebtedness or issued any Preferred Stock or Disqualified Stock in reliance on its status as a Subsidiary Guarantor under Section 4.09, such Subsidiary Guarantor’s obligations under such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Subsidiary Guarantor) under Section 4.09; or

(C)           the proper designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary;

(5)           in the case of clause (4)(A) above only, such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(c)           Each Holder hereby authorizes the Trustee to take all actions, including the granting of releases or waivers under the Intercreditor Deeds, to effectuate any release in accordance with the provisions of this Section 11.08, subject to customary and reasonably satisfactory protections and indemnifications provided by the Company to the Trustee.

ARTICLE 12
COLLATERAL, SECURITY AND INTERCREDITOR DEEDS

Section 12.01         The Collateral.

(a)           The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Note Guarantees (other than the Parent Guarantee and, prior to the 2014 Notes Repayment, the Note Guarantee of VM FinanceCo) thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent lawful), if any, on the Notes and the Note Guarantees thereof and performance of all other obligations under this Indenture, and the Notes and the Note Guarantees (other than the Parent Guarantee and, prior to the 2014 Notes Repayment, the Note Guarantee of VM FinanceCo) thereof and the Collateral Documents, shall be secured by Liens, subject to Permitted Liens, as provided in the Collateral Documents which the Company and the Note Guarantors (other than the Parent and, prior to the 2014 Notes Repayment, VM FinanceCo), as the case may be, have entered into simultaneously with the execution of this Indenture and shall be secured by all Collateral Documents hereafter delivered as required or permitted by this Indenture, the Collateral Documents and the Intercreditor Deeds.

(b)           The Company and the Note Guarantors hereby agree that the Security Trustee shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Collateral Documents and the Intercreditor Deeds and the Security Trustee and the Trustee are is hereby authorized to execute and deliver the Collateral Documents and the Intercreditor Deeds (including any other agreements, deeds or other documents in relation thereto) on behalf of all of the Holders.

(c)           Each Holder, by its acceptance of any Notes and the Note Guarantees thereof, and the Trustee, by entering into this Indenture, consents and agrees to and accepts the terms of the Collateral Documents and the Intercreditor Deeds as the same may be in effect or as may be amended from time to time in accordance with their terms and irrevocably authorizes and directs the Security Trustee to:

(A)          perform the duties and exercise the rights power and discretion that are specifically given to it under the Collateral Documents and the Intercreditor Deeds together with any other incidental rights, power and discretions; and

(B)           execute each Collateral Document, waiver, modification, amendment, renewal or replacement expressed to be executed by the Security Trustee on its behalf.

(d)           The Trustee and each Holder, by accepting the Notes and the Note Guarantees thereof, acknowledges that, as more fully set forth in the Collateral Documents and the Intercreditor Deeds, the

Collateral as now or hereafter constituted shall be held for the benefit of all the Holders and the Trustee, and that the Lien of this Indenture and the Collateral Documents in respect of the Trustee and the Holders is subject to and qualified and limited in all respects by the Collateral Documents and the Intercreditor Deeds and actions that may be taken thereunder.

(e)           The Company shall procure that each of the Note Guarantors (other than the Parent and, prior to the 2014 Notes Repayment, VM Finance Co) shall provide the Liens, subject to Permitted Liens, pursuant to the Collateral Documents and the Intercreditor Deeds within 45 days of the Closing Date; provided that Note Guarantors representing at least 50% of the EBITDA of the Company and the Restricted Subsidiaries on a combined basis for the financial year ended December 31, 2008 shall have granted Liens on their assets on the Closing Date.

(f)            Subject to the terms of this Indenture and the Collateral Documents, the Issuer and the Note Guarantors shall have the right to remain in possession and retain exclusive control of the Collateral securing the Notes, to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

Section 12.02         Limitations on the Collateral.

(a)           The Capital Stock and other securities of a Subsidiary of the Company or the Affiliate Guarantors (other than Virgin Media Investments Limited and, following the 2014 Notes Repayment, the Company), that are owned by the Company or any Note Guarantor will constitute Collateral only to the extent that such Capital Stock and other securities can secure the Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other governmental agency).  In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any such Subsidiary, due to the fact that such Subsidiary’s Capital Stock and other securities secure the Notes, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral (but only to the extent necessary to not be subject to any such financial statement requirement and only for so long as such financial statement requirement would otherwise have been applicable to such Subsidiary).  In such event, the Collateral Documents may be amended or modified, without the consent of any Holder, to the extent necessary to release the security interests in the shares of Capital Stock and other securities that are so deemed to no longer constitute part of the Collateral.

(b)           In the event that Rule 3-16 of Regulation S-X under the Securities Act permits or is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock and other securities to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral (but only to the extent necessary to not be subject to any such financial statement requirement). In such event, the Collateral Documents may be amended or modified, without the consent of any Holder, to the extent necessary to subject to the Liens under the Collateral Documents such additional Capital Stock and other securities.

(c)           The Liens will further be limited as necessary to recognize certain defenses generally available to providers of Liens (including those that relate to fraudulent conveyance or transfer, thin capitalization, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

Section 12.03         Impairment of Security Interests.

(a)           Neither the Company nor any Restricted Subsidiary will take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Security Trustee, the Trustee and the Holders with respect to the Collateral (it being understood that the Incurrence of Permitted Liens or other actions permitted as described under Article 4 shall under no circumstances be deemed to materially impair the Security Interest with respect to the Collateral). Neither the Company nor any Restricted Subsidiary shall grant to any Person, or permit any Person to retain (other than the Security Trustee, for the benefit of the Trustee and the Holders and the other beneficiaries described in the Collateral Documents), any interest whatsoever in the Collateral, other than Permitted Liens. Notwithstanding the foregoing, the Collateral may be discharged and released, and the Collateral Documents amended accordingly, pursuant to the terms of this Indenture, the Intercreditor Deeds or any Additional Intercreditor Deeds, provided, however, that, following an Enforcement Control Event, no Collateral Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, unless contemporaneously with any such action, either (i) the Company delivers to the Trustee a certificate from an officer of the relevant Person which confirms the solvency of the Person granting such Lien after giving effect to the transactions contemplated by such amendment, extension, renewal, restatement, supplement or other modification or replacement, and in the case of any company incorporated in England and Wales, it is not, and will not as a result of the incurrence of such Lien become unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or (ii) an opinion of counsel in form and substance reasonably satisfactory to the Security Trustee and the Trustee, confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or release (followed by an immediate retaking of a lien of at least equivalent ranking over the same assets), the Lien or Liens created under the Collateral Documents, so amended, extended, renewed, restated, supplemented, modified or released and replaced are valid Liens not otherwise subject to any limitation, imperfection or new hardening period, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement. The Trustee shall (subject to customary and reasonably satisfactory protections and indemnifications from the Issuer) consent to such amendments without the need for instructions from the Holders.

(b)           Neither the Company nor any Restricted Subsidiary will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes, the Subsidiary Guarantees, the Collateral Documents and the Intercreditor Deeds. The Company will, and will cause each Subsidiary Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Collateral Documents.

Section 12.04         Release of Liens on the Collateral.

The Liens on the Collateral will be released with respect to the Notes:

(a)           upon the defeasance or discharge of the Notes as provided in Article 8 or Article 10, in each case in accordance with the terms of this Indenture;

(b)           upon an enforcement action pursuant to the terms of the Group Intercreditor Deed;

(c)           as to any property constituting Collateral (A) that is sold or otherwise disposed of by the Company or any of the Restricted Subsidiaries in a transaction permitted by Section 4.10 and by the Collateral Documents, to the extent of the interest sold or disposed of, or otherwise not prohibited by this Indenture and the Collateral Documents; (B) otherwise in accordance with, and as expressly provided for under this Indenture; or (C) that no longer secures any obligations under the Existing Credit Facility or any Pari Passu Lien Obligations;

(d)           if the Collateral is owned by a Note Guarantor that is released from its Note Guarantee in accordance with this Indenture; and

(e)           with the consent of Holders of at least seventy-five percent (75%) in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

To the extent required by this Indenture for the release of principal properties that constitute Collateral, the Issuer will furnish to the Trustee, prior to each proposed release of such Collateral pursuant to the Collateral Documents and this Indenture, an Officer’s Certificate, an Opinion of Counsel and any other documentation reasonably required by the Trustee as required by this Indenture.

In addition, in connection with the incurrence of any Pari Passu Lien Obligations, the Company can request that all or part of the Liens on the Collateral with respect to the Notes be released under the then existing Collateral Documents if the Pari Passu Lien Obligations are to be secured on the Collateral under new collateral documents (the “Replacement Collateral Documents”); provided that the Security Trustee and the Trustee, for the benefit of the Holders, also enters into the Replacement Collateral Documents which provide for Liens on the Collateral which are equal, or substantially equal, to the Liens provided for the benefit of any Pari Passu Lien Obligations; and provided further that a board resolution be provided to the Trustee from any company granting any liens under any applicable Replacement Collateral Document certifying that, in the case of any company incorporated in England and Wales, it is not, and will not as a result of the incurrence of such Lien become unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (or successor law) or, for all other companies, it is solvent under the laws of its jurisdiction of incorporation. The Holders authorize and direct the Security Trustee and the Trustee, upon request of the Company, to so release any Liens on the Collateral, as required, and to enter into any such Replacement Collateral Documents. The entering into any Replacement Collateral Documents may result in renewed hardening periods under applicable law in the relevant jurisdictions and may limit the recovery in an enforcement proceeding. Upon compliance by the Issuer or the Note Guarantors, as the case may be, with the conditions precedent set forth above, as applicable, the Trustee or the Security Trustee shall as soon as reasonably practicable cause to be released and reconveyed to the Issuer, or its Note Guarantors, as the case may be, the released Collateral.

Section 12.05         Additional Intercreditor Deeds.

In connection with the Incurrence of any Indebtedness by the Parent or any of its Subsidiaries, the Trustee shall, at the request of the Company, enter into with the Company, the relevant Restricted Subsidiaries and the holders of such Indebtedness (or their duly authorized representatives) one or more intercreditor agreements or deeds (including a restatement, replacement, amendment or other modification of either of the Intercreditor Deeds) (an ‘‘Additional Intercreditor Deed”), on substantially the same terms (other than, prior to an Enforcement Control Event, with respect to rights to provide notice or instructions or other administrative matters) as the relevant Intercreditor Deed (or terms (i) not materially less favorable to the Holders and/or (ii) substantially similar as applies to the Existing Credit Facility or any Pari Passu Lien Obligations) with respect to subordination, payment blockage, limitation on enforcement and release of Guarantees, priority and release of security; provided, further, that such Additional Intercreditor Deed will not impose any personal obligations on the Trustee or adversely affect the personal rights, duties, liabilities, indemnification or immunities of the Trustee under this Indenture or the Intercreditor Deeds. In connection with the foregoing, the Company shall furnish to the Trustee such documentation in relation thereto as it may reasonably require.

In relation to the Intercreditor Deeds or an Additional Intercreditor Deed, the Trustee shall consent on behalf of the holders to the payment, repayment, purchase, repurchase, defeasance, acquisition, retirement or redemption of any obligations subordinated to the Notes thereby; provided, however, that such transaction would comply with Section 4.07.

ARTICLE 13
MISCELLANEOUS

Section 13.01         Trust Indenture Act Controls.

The Indenture has been qualified under the Trust Indenture Act, is subject to that Act and contains provisions which define the rights of Holders under the Notes.  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the duties imposed by the TIA will control.

Section 13.02         Notices.

Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer or any Note Guarantor:

Virgin Media Secured Finance PLC.
909 Third Avenue

Suite 2863

New York, NY 10022

Telecopier: +1 212-906-8440

Attention: Secretary and General Counsel

with a copy to:

160 Great Portland Street

London W1W 5QA

United Kingdom

Telecopier: +44 125 675 2000
Attention: Secretary and General Counsel

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson (London) LLP
99 City Road

EC1Y 1AX

Telecopier: +44 207 972 9602
Attention: Timothy E. Peterson

If to the Trustee:

One Canada Square
London E14 5AL
United Kingdom
Telecopier No. +44 207 964 2536
Attention: Corporate Trust Administration

The Issuer, any Note Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

In addition, notices to the Holders shall be given by publishing such notices, as long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, in a leading daily newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu).

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03         Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Note Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04         Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)           an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 13.05         Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.06         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07         No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or shareholder of Parent, the Company, the Issuer, or any Note Guarantor, as such, will have any liability for any obligations of Parent, the Issuer or any Note Guarantor under the Parent Guarantee, the Notes, the Note Guarantees or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08         Governing Law.

THIS INDENTURE AND THE NOTES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT

TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10         Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 13.11         Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12         Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13         Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14         Submission to Jurisdiction; Appointment of Agent.

The Issuer and each Note Guarantor irrevocably submit to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the Borough of Manhattan in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture.  The Issuer and each Note Guarantor irrevocably waive, to the fullest extent permitted by law, any objection which they may have, pursuant to New York law or otherwise, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum.  In furtherance of the foregoing, the Issuer and each Note Guarantor hereby irrevocably designates and appoints Parent (at its office at 909 Third Avenue, Suite 2863, New York, New York 10022) as its agent to receive service of all process brought against them with respect to any such suit, action or proceeding in any such court in the City and State of New York, such service being hereby acknowledged by it to be effective and binding service in every respect.  Copies of any such process so served shall also be given to the Issuer in accordance with Section 3.01 hereof, but the failure of the Issuer to receive such copies shall not affect in any way the service of such process as aforesaid.

Nothing in this Section shall limit the right of the Trustee or any Holder to bring proceedings against the Issuer in the courts of any other jurisdiction or to serve process in any other manner permitted by law.

[Signatures on following pages]

SIGNATURES

Dated as of January 19, 2010

VIRGIN MEDIA SECURED FINANCE PLC

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

VIRGIN MEDIA INC.

By:	/s/ BRYAN H. HALL
Name: Bryan H. Hall
Title: Secretary

VIRGIN MEDIA FINANCE PLC

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

VIRGIN MEDIA INVESTMENT HOLDINGS LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

VIRGIN MEDIA INVESTMENTS LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

VIRGIN MEDIA LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

[Signature Page to Indenture]

TELEWEST COMMUNICATIONS GROUP LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

TELEWEST COMMUNICATIONS NETWORKS LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

M&NW NETWORK II LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

M&NW NETWORK LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

NTL BUSINESS LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

NTL FINANCE LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

[Signature Page to Indenture]

TVS PENSION FUND TRUSTEES LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

VIRGIN MEDIA PAYMENTS LTD

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

VIRGIN MOBILE TELECOMS LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

VIRGIN NET LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

ANDOVER CABLEVISION LIMITED

By:	Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

ANGLIA CABLE COMMUNICATIONS LIMITED

By:	Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

BCMV LIMITED

By:	Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

BERKHAMSTED PROPERTIES & BUILDING CONTRACTORS LIMITED

By:	Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

BIRMINGHAM CABLE CORPORATION LIMITED

By:	Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

BIRMINGHAM CABLE LIMITED

By:	Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

BRAVO TV LIMITED

By:	Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLE CAMDEN LIMITED

By:	Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLE ENFIELD LIMITED

By:	Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLE HACKNEY & ISLINGTON LIMITED

By:	Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

CABLE HARINGEY LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLE LONDON LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLE TELEVISION LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

CABLE THAMES VALLEY LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLETEL (UK) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLETEL CARDIFF LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLETEL CENTRAL HERTFORDSHIRE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

CABLETEL HERTFORDSHIRE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLETEL HERTS AND BEDS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLETEL INVESTMENTS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLETEL NEWPORT

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

CABLETEL NORTH BEDFORDSHIRE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLETEL SURREY AND HAMPSHIRE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLETEL TELECOM SUPPLIES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

CABLETEL WEST GLAMORGAN LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CABLETEL WEST RIDING LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CAMBRIDGE CABLE SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CAMBRIDGE HOLDING COMPANY LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

CCL CORPORATE COMMUNICATION SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CENTRAL CABLE HOLDINGS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CHALLENGE TV

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

COLUMBIA MANAGEMENT LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

COMTEL CABLE SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

COMTEL COVENTRY LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CONTINENTAL SHELF 16 LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

CREDIT-TRACK DEBT RECOVERY LTD

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

CRYSTAL PALACE RADIO LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

DIAMOND CABLE COMMUNICATIONS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

DIGITAL TELEVISION NETWORK LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

DTELS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

EAST COAST CABLE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

ED STONE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

EMS INVESTMENTS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

ENABLIS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

EUROBELL (HOLDINGS) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

EUROBELL (IDA) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

EUROBELL (NO. 2) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

EUROBELL (NO. 3) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

EUROBELL (NO. 4) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

EUROBELL (SOUTH WEST) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

EUROBELL (SUSSEX) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

EUROBELL (WEST KENT) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

EUROBELL CPE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

EUROBELL INTERNET SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

EUROBELL LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FILEGALE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

FLEXIMEDIA LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH (1992) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH (KINDERNET INVESTMENT) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

FLEXTECH (TRAVEL CHANNEL) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH BROADBAND LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH BROADCASTING LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH BUSINESS NEWS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

FLEXTECH CHILDRENS CHANNEL LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH COMMUNICATIONS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH DIGITAL BROADCASTING LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH DISTRIBUTION LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

FLEXTECH FAMILY CHANNEL LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH IVS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH MEDIA HOLDINGS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH MUSIC PUBLISHING LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

FLEXTECH VIDEO GAMES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

FLEXTECH-FLEXINVEST LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

GENERAL CABLE GROUP LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

GENERAL CABLE HOLDINGS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

GENERAL CABLE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

HEARTLAND CABLEVISION (UK) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

HEARTLAND CABLEVISION II (UK) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

HERTS CABLE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

IMMINUS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

INTERACTIVE DIGITAL SALES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

JEWEL HOLDINGS

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

LANBASE EUROPEAN HOLDINGS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

LANBASE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

LICHFIELD CABLE COMMUNICATIONS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

LIVING TV LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

MAZA LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

METRO HERTFORDSHIRE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

METRO SOUTH WALES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

MIDDLESEX CABLE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NORTHAMPTON CABLE TELEVISION LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL (AYLESBURY AND CHILTERN) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (B) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (BROADLAND) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (CITY & WESTMINSTER) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL (COUNTY DURHAM) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (CRUK)

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (CWC HOLDINGS)

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (CWC) CORPORATION LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL (CWC) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (CWC) MANAGEMENT LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (CWC) NO. 2 LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (CWC) NO. 3 LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL (CWC) NO. 4 LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (CWC) PROGRAMMING LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (CWC) UK

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (EALING) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL (FENLAND) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (GREENWICH AND LEWISHAM) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (HAMPSHIRE) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (HARROGATE) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL (HARROW) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (KENT) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (LAMBETH AND SOUTHWARK) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (LEEDS) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL (NORWICH) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (PETERBOROUGH) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (SOUTH EAST) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (SOUTH LONDON) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL (SOUTHAMPTON AND EASTLEIGH) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (SUNDERLAND) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (THAMESMEAD) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (V)

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL (WANDSWORTH) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (WEARSIDE) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (WEST LONDON) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL (YORCAN) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL (YORK) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL ACQUISITION COMPANY LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL BOLTON CABLEVISION HOLDING COMPANY

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL BUSINESS (IRELAND) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL CABLECOMMS BOLTON

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS BROMLEY

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS BURY AND ROCHDALE

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS CHESHIRE

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL CABLECOMMS DERBY

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS EAST LANCASHIRE

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS GREATER MANCHESTER

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS GROUP LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL CABLECOMMS HOLDINGS NO. 1 LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS HOLDINGS NO. 2 LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS LANCASHIRE NO. 1

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS LANCASHIRE NO. 2

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL CABLECOMMS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS MACCLESFIELD

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS MANCHESTER LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS OLDHAM AND TAMESIDE

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL CABLECOMMS SOLENT

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS STAFFORDSHIRE

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS STOCKPORT

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS SURREY

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL CABLECOMMS SUSSEX

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS WESSEX

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS WEST SURREY LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CABLECOMMS WIRRAL

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL CAMBRIDGE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL CHARTWELL HOLDINGS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL COMMUNICATIONS SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL DARLINGTON LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL DERBY CABLEVISION HOLDING COMPANY

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL EQUIPMENT NO. 1 LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL EQUIPMENT NO. 2 LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL GLASGOW HOLDINGS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL HOLDINGS (BROADLAND) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL HOLDINGS (EAST LONDON) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL HOLDINGS (FENLAND) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL HOLDINGS (LEEDS) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL HOLDINGS (NORWICH) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL HOLDINGS (PETERBOROUGH) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL INTERNET LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL INTERNET SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL IRISH HOLDINGS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL KIRKLEES

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL KIRKLEES HOLDINGS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL MANCHESTER CABLEVISION HOLDING COMPANY

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL MICROCLOCK SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL MIDLANDS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL MILTON KEYNES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL NATIONAL NETWORKS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL NETWORKS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL PARTCHEER COMPANY LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL RECTANGLE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL SIDEOFFER LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL SOLENT TELEPHONE AND CABLE TV COMPANY LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL SOUTH CENTRAL LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL SOUTH WALES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL STREETUNIQUE PROJECTS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL STREETUNIT PROJECTS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL STREETUSUAL SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL STREETVISION SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL STREETVITAL SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL STREETWARM SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL STREETWIDE SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL STRIKEAGENT TRADING LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL STRIKEAMOUNT TRADING LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL STRIKEAPART TRADING LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL SYSTEMS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL TECHNICAL SUPPORT COMPANY LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL TEESSIDE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL TELECOM SERVICES LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL UK TELEPHONE AND CABLE TV HOLDING COMPANY LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL VICTORIA II LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

NTL VICTORIA LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL WESTMINSTER LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL WINSTON HOLDINGS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NTL WIRRAL TELEPHONE AND CABLE TV COMPANY

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

OXFORD CABLE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

SCREENSHOP LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

SECURE BACKUP SYSTEMS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

SHEFFIELD CABLE COMMUNICATIONS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

SOUTHERN EAST ANGLIA CABLE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

SOUTHWESTERN BELL INTERNATIONAL HOLDINGS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

STAFFORD COMMUNICATIONS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

SWINDON CABLE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TAMWORTH CABLE COMMUNICATIONS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST COMMUNICATIONS (CENTRAL LANCASHIRE) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST COMMUNICATIONS (COTSWOLDS) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TELEWEST COMMUNICATIONS (LIVERPOOL) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST COMMUNICATIONS (LONDON SOUTH) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST COMMUNICATIONS (MIDLANDS AND NORTH WEST) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TELEWEST COMMUNICATIONS (MIDLANDS) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST COMMUNICATIONS (NOMINEES) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST COMMUNICATIONS (NORTH EAST) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TELEWEST COMMUNICATIONS (NORTH WEST) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST COMMUNICATIONS (SOUTH EAST) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST COMMUNICATIONS (SOUTH THAMES ESTUARY) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TELEWEST COMMUNICATIONS (SOUTH WEST) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST COMMUNICATIONS (ST. HELENS & KNOWSLEY) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST COMMUNICATIONS (TYNESIDE) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TELEWEST COMMUNICATIONS (WIGAN) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST COMMUNICATIONS CABLE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST COMMUNICATIONS HOLDINGS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TELEWEST PARLIAMENTARY HOLDINGS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELEWEST UK LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TELSO COMMUNICATIONS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

THE CABLE CORPORATION LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

THE YORKSHIRE CABLE GROUP LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

THESEUS NO. 1 LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

THESEUS NO. 2 LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TROUBLE TV LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TVS TELEVISION LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

UNITED ARTISTS INVESTMENTS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

VIRGIN MEDIA TELEVISION LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

VIRGIN MEDIA TELEVISION RIGHTS LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

VIRGIN MOBILE GROUP (UK) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

VIRGIN MOBILE HOLDINGS (UK) LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

VISION NETWORKS SERVICES UK LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

VMIH SUB LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

WESSEX CABLE LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

WINDSOR TELEVISION LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

XL DEBT RECOVERY AGENCY LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

X-TANT LIMITED

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

YORKSHIRE CABLE COMMUNICATIONS LIMITED

By: Virgin Media Directors Limited, its director

	By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

In the presence of the following witness:	CABLETEL SCOTLAND LIMITED

/s/ MANOJ BHUNDIA	By: Virgin Media Directors Limited, its director

Name: Manoj Bhundia
	By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Address: 99 City Road, London, EC1Y 1AX	Title: Director of Virgin Media Directors Limited

In the presence of the following witness:	NTL GLASGOW

/s/ MANOJ BHUNDIA	By: Virgin Media Directors Limited, its director

Name: Manoj Bhundia
	By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Address: 99 City Road, London, EC1Y 1AX	Title: Director of Virgin Media Directors Limited

In the presence of the following witness:	PROSPECTRE LIMITED

/s/ MANOJ BHUNDIA	By: Virgin Media Directors Limited, its director

Name: Manoj Bhundia
	By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Address: 99 City Road, London, EC1Y 1AX	Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

In the presence of the following witness:	TELEWEST COMMUNICATIONS (DUNDEE & PERTH) LIMITED
/s/ MANOJ BHUNDIA
By: Virgin Media Directors Limited, its director
Name: Manoj Bhundia

	By:	/s/ ROBERT MACKENZIE
Address: 99 City Road, London, EC1Y 1AX	Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

In the presence of the following witness:	TELEWEST COMMUNICATIONS (MOTHERWELL) LIMITED
/s/ MANOJ BHUNDIA
By: Virgin Media Directors Limited, its director
Name: Manoj Bhundia

	By:	/s/ ROBERT MACKENZIE
Address: 99 City Road, London, EC1Y 1AX	Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

In the presence of the following witness:	TELEWEST COMMUNICATIONS (SCOTLAND HOLDINGS) LIMITED
/s/ MANOJ BHUNDIA
By: Virgin Media Directors Limited, its director
Name: Manoj Bhundia

	By:	/s/ ROBERT MACKENZIE
Address: 99 City Road, London, EC1Y 1AX	Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

In the presence of the following witness:	TELEWEST COMMUNICATIONS (SCOTLAND) LIMITED

/s/ MANOJ BHUNDIA
By: Virgin Media Directors Limited, its director
Name: Manoj Bhundia

	By:	/s/ ROBERT MACKENZIE
Address: 99 City Road, London, EC1Y 1AX	Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

NNS U.K. HOLDINGS 2, INC.

	By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NNS U.K. HOLDINGS 1 LLC

	By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NORTH CABLECOMMS HOLDINGS, INC.

	By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NORTH CABLECOMMS L.L.C.

	By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NORTH CABLECOMMS MANAGEMENT, INC.

	By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

[Signature Page to Indenture]

NTL (TRIANGLE) LLC

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL BROMLEY COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL CABLECOMMS GROUP, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL CHARTWELL HOLDINGS 2, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL CHARTWELL HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL NORTH CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

[Signature Page to Indenture]

NTL NORTH CABLECOMMS MANAGEMENT, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL PROGRAMMING SUBSIDIARY COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL SOLENT COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL SOUTH CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL SOUTH CABLECOMMS MANAGEMENT, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL SURREY COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

[Signature Page to Indenture]

NTL SUSSEX COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL UK CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL WESSEX COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL WINSTON HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

NTL WIRRAL COMPANY

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

SOUTH CABLECOMMS HOLDINGS, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

[Signature Page to Indenture]

SOUTH CABLECOMMS L.L.C.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

SOUTH CABLECOMMS MANAGEMENT, INC.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

WINSTON INVESTORS L.L.C.

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: President

BIRMINGHAM CABLE FINANCE LIMITED

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director

CHARTWELL INVESTORS L.P.

By: NTL Chartwell Holdings Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

AVON CABLE LIMITED PARTNERSHIP

By: Theseus No. 1 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

COTSWOLDS CABLE LIMITED PARTNERSHIP

By: Theseus No. 1 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

EDINBURGH CABLE LIMITED PARTNERSHIP

By: Theseus No. 1 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

ESTUARIES CABLE LIMITED PARTNERSHIP

By: Theseus No. 1 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TCI/US WEST CABLE COMMUNICATIONS GROUP

By: Theseus No. 1 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

TYNESIDE CABLE LIMITED PARTNERSHIP

By: Theseus No. 1 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

UNITED CABLE (LONDON SOUTH) LIMITED PARTNERSHIP

By: Theseus No. 1 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, its general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

LONDON SOUTH CABLE PARTNERSHIP

By: United Cable (London) South Limited Partnership, its managing partner

By: Theseus No. 1 Limited, United Cable (London) South Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, United Cable (London) South Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

AVON CABLE JOINT VENTURE, by its partners:

Avon Cable Limited Partnership

By: Theseus No. 1 Limited, Avon Cable Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, Avon Cable Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

Telewest Communications (South West) Limited

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TELEWEST COMMUNICATIONS (COTSWOLDS) VENTURE, by its partners:

Cotswolds Cable Limited Partnership

By: Theseus No. 1 Limited, Cotswolds Cable Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, Cotswolds Cable Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

Telewest Communications (Cotswolds) Limited

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TELEWEST COMMUNICATIONS (LONDON SOUTH) JOINT VENTURE, by its partners:

London South Cable Limited Partnership

By: United Cable (London South) Limited Partnership, its managing partner

By: Theseus No. 1 Limited, United Cable (London South) Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, United Cable (London South) Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

Telewest Communications (London South) Limited

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TELEWEST COMMUNICATIONS (NORTH EAST) PARTNERSHIP, by its partners:

Tyneside Cable Limited Partnership

By: Theseus No. 1 Limited, Tyneside Cable Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, Tyneside Cable Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

Telewest Communications (North East) Limited

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

Telewest Communications (Tyneside) Limited

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TELEWEST COMMUNICATIONS (SCOTLAND) VENTURE, by its partners:

Edinburgh Cable Limited Partnership

By: Theseus No. 1 Limited, Edinburgh Cable Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, Edinburgh Cable Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

Telewest Communications (Scotland) Limited

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

TELEWEST COMMUNICATIONS (SOUTH EAST) PARTNERSHIP, by its partners:

Estuaries Cable Limited Partnership

By: Theseus No. 1 Limited, Estuaries Cable Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

By: Theseus No. 2 Limited, Estuaries Cable Limited Partnership’s general partner

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

Telewest Communications (South East) Limited

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

Telewest Communications (South Thames Estuary) Limited

By: Virgin Media Directors Limited, its director

By:	/s/ ROBERT MACKENZIE
Name: Robert Mackenzie
Title: Director of Virgin Media Directors Limited

[Signature Page to Indenture]

VIRGIN MEDIA DOVER LLC

By:	/s/ M. MICHAEL SILVERMAN
Name: M. Michael Silverman
Title: Treasurer

[Signature Page to Indenture]

FUTURE ENTERTAINMENT S.Á R.L.

By:	/s/ EMMA JONES
Name: Emma Jones
Title: Manager

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON

By:	/s/ MICHAEL LEE
Name: Michael Lee
Title: Senior Associate

THE BANK OF NEW YORK MELLON
(LUXEMBOURG) S.A.

By:	/s/ MICHAEL LEE
Name: Michael Lee
Title: Authorised Signatory

[Signature Page to Indenture]

Exhibit A

[Form of Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[REGULATION S/RULE 144A]

CUSIP: [•]

ISIN: [•]

Common Code: [•]

       [6.50][7.00]% Senior Secured Note due 2018

No.	[$ ] [£ ]

VIRGIN MEDIA SECURED FINANCE PLC

Virgin Media Secured Finance PLC (the “Issuer”) promises to pay to [CEDE & CO.]/[The Bank of New York Depositary (Nominees) Limited] or its registered assigns, the principal sum of [U.S. dollars][pounds sterling] on January 15, 2018.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2010.

Record Dates: June 1 and December 1.

Dated:  [•]

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed by its duly authorized director, officer or other authorized signatory.

VIRGIN MEDIA SECURED FINANCE PLC

By:
Name:
Title:

Certificate of Authentication

This is one of the [6.50][7.00]% Senior Secured Notes due 2018 referred to in the within-mentioned Indenture.

Dated: [•],

THE BANK OF NEW YORK MELLON
as Trustee

By:
Authorized Signatory

[Form of Reverse of Note]

[6.50][7.00]% Senior Secured Note due 2018

(1)   INTEREST.  Virgin Media Secured Finance PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), promises to pay interest on the principal amount of this Note at [6.50][7.00]% per annum from January 19, 2010 until maturity.  The Issuer will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be June 15, 2010. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, and on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)   METHOD OF PAYMENT.  The Issuer will pay interest on the Notes to the Persons who are registered Holders at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose as provided in the Indenture or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment will be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.

(3)   PAYING AGENT AND REGISTRAR.  Initially, the Trustee will act as Paying Agent and Registrar and The Bank of New York Mellon (Luxembourg) S.A. will act as Paying Agent in Luxembourg.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act as Registrar.

(4)   INDENTURE.  The Issuer issued the Notes under an Indenture, dated as of January 19, 2010 (the “Indenture”), among the Issuer, Parent, the Company, the Subsidiary Guarantors parties thereto, the Trustee and The Bank of New York Mellon (Luxembourg) S.A.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are senior secured obligations of the Issuer.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Indenture.

(5)   OPTIONAL REDEMPTION.

(a)   Except as set forth in paragraphs (b) and (c) below or in Section 3.10 of the Indenture, the Issuer may not redeem the Notes prior to January 15, 2014. At any time on or after January 15, 2014, the Issuer may redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on January 15 of the years set forth below:

Redemption Year	Redemption Price
2014	[103.250%][103.500%]
2015	[101.625%][101.750%]
2016 and thereafter	100.000%

(b)   At any time prior to January 15, 2014, the Issuer may at its option redeem the Notes in whole or in part, on not less than 30 nor more than 60 days’ prior notice, by paying a redemption price equal to the sum of 100% of the principal amount of the Notes to be redeemed, plus the Applicable Premium, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(c)   At any time prior to January 15, 2013, the Issuer may, on one or more occasions, redeem up to a maximum of 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to [106.500][107.000]% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided, however, that after giving effect to any such redemption at least 60% of the original aggregate principal amount of such series of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding; and any such redemption by the Issuer must be made within 120 days of such Equity Offering.

(6)   MANDATORY REDEMPTION.  The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)   REPURCHASE AT OPTION OF HOLDER.

(a)   Upon the occurrence of a Change of Control, unless the Issuer has exercised its right to redeem the Notes as described in Section 3.07 of the Indenture, each Holder will have the right to require the Issuer to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).  Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Repurchase Offer as set forth in the Indenture.

(b)   In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(3)(C) of Section 4.10 of the Indenture, the Issuer will be required to commence an Excess Proceeds Offer pursuant to Sections 3.09 and 4.10(b) of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Allocable Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date fixed for the closing of such offer (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) in accordance with the procedures set forth in the Indenture.

(8)   NOTICE OF REDEMPTION.  Notice of redemption shall be given in accordance with Section 3.03 of the Indenture and the effect of notice of redemption is set forth in Section 3.04 of the Indenture.

(9)   DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in minimum denominations of [$100,000][£50,000]  and integral multiples of [$1,000][£1,000] in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.  The Registrar may not require a Holder to pay any taxes and fees, except as otherwise set forth in the Indenture.  The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Registrar need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)  SECURITY.  The Initial Notes and Additional Notes are treated as a single class of securities under the Indenture and shall be secured by Liens and security interests, subject to Permitted Liens, in the Collateral on the terms and conditions set forth in the Indenture, the Intercreditor Deeds and the Collateral Documents. The Security Trustee holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Collateral Documents and the Intercreditor Deeds. Each Holder, by accepting this Note, consents and agrees to the terms of the Collateral Documents and the Intercreditor Deeds as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs the Security Trustee to enter into the Collateral Documents and the Intercreditor Deeds, and to perform its obligations and exercise its rights thereunder in accordance therewith.

(11)  PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes, except as otherwise ordered by a court of competent jurisdiction.

(12)  AMENDMENT, SUPPLEMENT AND WAIVER.  The provisions of the Indenture governing amendment, supplement and waiver are set forth in Article 9 of the Indenture.

(13)  DEFAULTS AND REMEDIES.  Events of Default and Remedies are set forth in Article 6 of the Indenture.

(14)  TRUSTEE DEALINGS WITH ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(15)  NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator or shareholder of Parent, the Company, VM FinanceCo, the Issuer or any Subsidiary Guarantor, as such, will have any liability for any obligations of Parent, VM FinanceCo, the Issuer or any Subsidiary Guarantor under the Parent Guarantee, the VM FinanceCo Guarantee, the Notes, the Subsidiary Guarantees or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases such liability.  The waiver and release are part of the consideration for issuance of the Notes.

(16)  AUTHENTICATION.  This Note will not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.

(17)  ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

(18)  ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes may have all the rights set forth in the Registration Rights Agreement, dated as of January 19, 2010, among the Issuer and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer and the other parties thereto, relating to rights given by the Issuer to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(19)  CUSIP, ISIN NUMBERS AND COMMON CODES.  The Issuer has caused CUSIP and ISIN numbers and Common Codes to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers and Common Codes in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(20)  GOVERNING LAW.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Virgin Media Secured Finance PLC

909 Third Avenue, Suite 2863

New York, New York 10022

United States of America

Attention: Secretary and General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10                      ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

[FORM OF SENIOR GUARANTEE]

For value received, each of the undersigned (the “Senior Guarantors”), to the extent set forth in and subject to the terms of the Indenture, dated as of January 19, 2010 (the “Indenture”), among Virgin Media Secured Finance PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), Virgin Media Inc., a Delaware corporation (“Parent”), Virgin Media Finance PLC, a public limited company incorporated under the laws of England and Wales, Virgin Media Investment Holdings Limited, a limited company incorporated under the laws of England and Wales, certain subsidiaries of the Parent from time to time parties hereto, the Bank of New York Mellon, as trustee (the “Trustee”) and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent, hereby jointly and severally with one another irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on or premium, if any, on the Notes and all other monetary obligations of the Issuer under the Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Senior Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Note Guarantor, and that such Note Guarantor shall remain bound under this Guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of each Senior Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.  Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

Each Senior Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Senior Guarantor without rendering such Senior Guarantee voidable under applicable law relating to ultra vires, fraudulent conveyance, fraudulent transfer, corporate benefit or similar laws affecting the rights of creditors generally.

[Signatures on following page]

B-1

IN WITNESS WHEREOF, each Senior Guarantor has caused this Guarantee to be signed by a duly authorized officer.

By:
Name:
Title:

B-2

EXHIBIT C

[FORM OF SENIOR SECURED GUARANTEE]

For value received, each of the undersigned (the “Senior Secured Guarantors”), to the extent set forth in and subject to the terms of the Indenture, dated as of January 19, 2010 (the “Indenture”), among Virgin Media Secured Finance PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), Virgin Media Inc., a Delaware corporation (“Parent”), Virgin Media Finance PLC, a public limited company incorporated under the laws of England and Wales, Virgin Media Investment Holdings Limited, a limited company incorporated under the laws of England and Wales, certain subsidiaries of the Parent from time to time parties hereto, the Bank of New York Mellon, as trustee (the “Trustee”) and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent, hereby jointly and severally with one another irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (1) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on or premium, if any, on the Notes and all other monetary obligations of the Issuer under the Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under the Indenture, the Notes, the Collateral Documents and the Intercreditor Deeds (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Senior Secured Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Note Guarantor, and that such Note Guarantor shall remain bound under this Guarantee notwithstanding any extension or renewal of any Guaranteed Obligation.

The obligations of each Senior Secured Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Articles 11 and 12 of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.  Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

Each Senior Secured Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Senior Secured Guarantor without rendering such Senior Secured Guarantee voidable under applicable law relating to ultra vires, fraudulent conveyance, fraudulent transfer, corporate benefit or similar laws affecting the rights of creditors generally.

[Signatures on following page]

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IN WITNESS WHEREOF, each Senior Secured Guarantor has caused this Guarantee to be signed by a duly authorized officer.

By:
Name:
Title:

2

EXHIBIT D

FORM OF CERTIFICATE OF TRANSFER

Virgin Media Secured Finance PLC
900 Third Avenue, Suite 2863

New York, New York 10022

United States of America

The Bank of New York Mellon

[•]

Re:  [6.50][7.00]% Senior Secured Notes due 2018

([CUSIP/ISIN/Common Code]                         )

Reference is hereby made to the Indenture, dated as of January 19, 2010 (the “Indenture”), among Virgin Media Secured Finance PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), Virgin Media Inc., a Delaware corporation (“Parent”), Virgin Media Finance PLC, a public limited company incorporated under the laws of England and Wales, Virgin Media Investment Holdings Limited, a limited company incorporated under the laws of England and Wales, certain subsidiaries of the Parent from time to time parties hereto, the Bank of New York Mellon, as trustee (the “Trustee”) and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or beneficial interest in such Note[s] specified in Annex A hereto, in the principal amount of [$/£]                       (the “Transfer”), to                                                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and under the Securities Act.

2.  ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor

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hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the 40-day “Distribution Compliance Period” under Regulation S, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than a “Distributor” as defined in Rule 902 of Regulation S) and the transferred beneficial interest will be held immediately after such Transfer through Euroclear or Clearstream, Luxembourg.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and under the Securities Act.

3.  ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

(b)  ☐   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

(c)  ☐   Check if Transfer is Pursuant to an Effective Registration Statement.  The Transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

(d)  ☐   Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in

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accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

4.  ☐   Check if Transfer is to the Issuer or any of its Subsidiaries.  The transfer is being effected in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

5

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)                ☐   a beneficial interest in the:

(i)                               ☐   144A Global Note (CUSIP                   ), or

(ii)                            ☐   Regulation S Global Note (CUSIP                   )

(b)               ☐    a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                ☐   a beneficial interest in the:

(i)                               ☐   144A Global Note (CUSIP                   ), or

(ii)                            ☐   Regulation S Global Note (CUSIP                   ), or

(iii)                         ☐   Unrestricted Global Note (CUSIP                   ); or

(b)               ☐   a Restricted Definitive Note; or

(c)                ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

E-6

EXHIBIT E

FORM OF CERTIFICATE OF EXCHANGE

Virgin Media Secured Finance PLC
900 Third Avenue, Suite 2863

New York, New York 10022

United States of America

The Bank of New York Mellon

[•]

Re:  [6.50][7.00]% Senior Secured Notes due 2018

([CUSIP/ISIN/Common Code]                         )

Reference is hereby made to the Indenture, dated as of January 19, 2010 (the “Indenture”), among Virgin Media Secured Finance PLC, a public limited company organized under the laws of England and Wales (the “Issuer”), Virgin Media Inc., a Delaware corporation (“Parent”), Virgin Media Finance PLC, a public limited company incorporated under the laws of England and Wales, Virgin Media Investment Holdings Limited, a limited company incorporated under the laws of England and Wales, certain subsidiaries of the Parent from time to time parties hereto, the Bank of New York Mellon, as trustee (the “Trustee”) and paying agent and The Bank of New York Mellon (Luxembourg) S.A. as Luxembourg Paying Agent.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or beneficial interest in such Note[s] specified herein, in the principal amount of [$/£]                          (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐         Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐         Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note in an equal principal amount, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer,

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(ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐         Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐         Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note in an equal principal amount, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐         Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note in an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and under the Securities Act.

(b)  ☐         Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and under the Securities Act.

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This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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